SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

Check the appropriate box:
|_|     Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X|     Definitive Information Statement

                                 INSYNQ, INC.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

|X|        None required
|_|     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
          1)    Title of each class of securities to which transaction applies:
          2)    Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
          4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
          1) Amount previously paid:
          2) Form, Schedule or Registration Statement No.: 3) Filing Party: 4) Date Filed:


                                  INSYNQ, INC.
                          1127 Broadway Plaza, Suite 10
                            Tacoma, Washington 98402

                          WRITTEN CONSENTS RELATING TO
                            REINCORPORATION IN NEVADA
                                  BY MERGER OF

                                  INSYNQ, INC.
                            (a Delaware corporation)

                                      into

                                  INSYNQ, INC.
                             (a Nevada corporation)

         NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the reincorporation of INSYNQ, INC., a Delaware corporation (the "Company") in Nevada by merger with and into our wholly-owned Nevada subsidiary, INSYNQ, INC. ("Insynq Nevada").

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                        We are not asking you for a Proxy
                  and you are requested not to send us a Proxy.
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         As of the close of business on November 18, 2002, the record date for shares entitled to notice of and to sign written consents in connection with the reincorporation, there were 59,013,393 shares of our common stock outstanding. Each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to 500 votes in connection with the reincorporation. Prior to the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of our outstanding voting shares, signed written consents approving the reincorporation. As a result, the Plan and Agreement of Merger has been approved and neither a meeting of our stockholders nor additional written consents are necessary. The reincorporation is intended to be effected on November 18, 2002 and will result in:

(i) the Company being governed by the laws of the State of Nevada;
(ii) your right to receive one share of common stock of Insynq Nevada for each one hundred shares of common stock of the Company owned by you as of the record date of the reincorporation;
(iii) the persons serving presently as officers and directors of the Company to serve in their respective capacities after the reincorporation;
(iv) the outstanding shares of Series A Convertible Preferred Stock of the Company being converted into 14,544,110 shares of Insynq Nevada common stock that will represent approximately 96% of the total number of outstanding shares of Insynq Nevada after the reincorporation;
(v) the Company's Certificate of Incorporation authorizing the issuance of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock;
(vi) to authorize the adoption of the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan; and
(vii) the board of directors is to be divided into three classes which shall be as nearly equal in number as possible. A classified board of directors could make it more difficult for shareholders, including those holding a majority of Insynq Nevada's outstanding stock, to force an immediate change in the composition of a majority of the board of directors.

See "Reincorporation in Nevada -Principal Features of the Reincorporation."


         The Plan and Agreement of Merger provides for the mandatory exchange of certificates representing shares of the Company for certificates representing shares of Insynq Nevada. We urge you to follow the instructions set forth in the attached Information Statement under "How to Exchange Company Certificates for Insynq Nevada Certificates" to surrender certificates representing shares of the Company for certificates representing Insynq Nevada.

By Order of the Board of Directors,

/s/M. Carroll Benton
--------------------------------
M. Carroll Benton, Secretary


                                     SUMMARY

Transaction:          Reincorporation in Nevada.

Purpose: To provide greater flexibility and simplicity in corporate transactions, reduce taxes and other costs of doing business, and reduce the amount of short sales of our common stock. See "Reincorporation in Nevada--Principal Reasons for Reincorporation."

                      The purpose of this Information Statement is to inform holders of Company Common Stock or Company Preferred Stock who have not given the Company their written consent to the foregoing corporate actions of such actions and their effects. See "Rights of Dissenting Shareholders."

Record Date:          November 18, 2002

Method: Merger of the Company with and into our wholly owned subsidiary, Insynq Nevada. See
                      "Reincorporation in Nevada--Principal Features of the Reincorporation."

Exchange Ratios: One share of Insynq Nevada common stock will be issued for each one hundred shares of Company common stock held as of the record date and one share of Insynq Nevada common stock will be issued for each fractional share of Company common stock that would otherwise be issued. See "Reincorporation in Nevada--Principal Features of the Reincorporation."

                      Ten shares of Insynq Nevada common stock will be issued for each share of Company preferred stock held as of the record date. See "Reincorporation in Nevada--Principal Features of the Reincorporation."

Effective Date:       20 days from record date

Right to Dissent      Any Company stockholder is entitled to be paid the fair
                      value of his or her shares if To Reincorporation the stockholder dissents to the reincorporation or any of the actions resulting from or in connection with the reincorporation, including the exchange ratio of the Company common stock or preferred stock for Insynq Nevada common stock. See "Rights of Dissenting Shareholders."

Anti-Takeover         The anti-takeover provisions of the Insynq Nevada
Provisions            Articles of Incorporation are
                      designed to minimize the possibility of a sudden acquisition of control of Insynq
                      Nevada which has not been negotiated with and approved by the Insynq Nevada board of directors. These provisions may tend to make it more difficult to remove the incumbent members of the board of directors. Similar provisions are not contained in the Company Certificate of Incorporation and bylaws. Therefore, the reincorporation significantly changes the nature of the anti-takeover provisions and their effect.
                      See "Defenses Against Hostile Takeovers."

Additional            Mandatory exchange of outstanding certificates
Provisions:           representing shares of Company common
                      stock for certificates representing shares of Insynq
                      Nevada common stock. See "Reincorporation in Nevada--How to Exchange Company Certificates for Insynq Nevada
                      Certificates."



                              QUESTIONS AND ANSWERS

         This Information Statement is first being sent to stockholders on or about November 29, 2002. The following questions and answers are intended to respond to frequently asked questions concerning the reincorporation of the Company in Nevada. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:  Why is the Company reincorporating in Nevada?

A: We believe that the reincorporation in Nevada will give us more flexibility and simplicity in various corporate transactions. Nevada has adopted a General Corporation Law that includes by statute many concepts created by judicial rulings in other jurisdictions and provides additional rights in connection with the issuance and redemption of stock. In addition, we believe that there are a substantial number of our shares that have been sold "short" without the delivery of certificates representing the shares sold. This is known as a "naked short" and, we believe, has resulted in significant downward pressure on the value of our common stock. Nevada law permits us to require the delivery of certificates representing our shares when there is a change in our capital structure and, thereby, reduce the number of "naked short" positions affecting the price of our common stock. In addition, Management believes that due to the large amount of issued and outstanding shares of common stock and the small percentage of management's ownership interest, does not allow for the direction of the Company's affairs. The reincorporation and plan of merger will provide management the necessary control to direct the Company's future business operations.

Q: Why isn't the Company holding a meeting of stockholders to approve the reincorporation?

A: The board of directors has already approved the reincorporation plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock and other voting interests. Under the General Corporation Law of Delaware and our Certificate of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote on it. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:  What are the principal features of the reincorporation?

A: The reincorporation will be accomplished by a merger of the Company with and into our wholly owned subsidiary, Insynq Nevada. One new share of the Insynq Nevada common stock will be issued for each 100 shares of our common stock and 10 new shares of Insynq Nevada common stock will be issued for each share of our preferred stock that is held by our stockholders on the record date for the reincorporation. In addition, one new share of Insynq Nevada will be issued for any fractional share that would be issuable as a result of the reincorporation. The shares of the Company will cease to trade on the over-the-counter bulletin board market and the shares of Insynq Nevada will begin trading in their place beginning on or about the Effective Date, under CUSIP number 45809X 10 5 and a new trading symbol which has not yet been assigned. Options and warrants to purchase common stock of the Company will also be exchanged for similar securities issued by Insynq Nevada without adjustment as to the number of shares issuable or the total exercise price.

Q:  How will the reincorporation affect my ownership of the Company?

A: After the effective date of the reincorporation and the exchange of your stock certificates, you will own the same class but a lesser percentage of the Company because the conversion ratio of the Series A Convertible Preferred Stock is not affected by the one for one hundred exchange ratio of the common stock of the Company.

Q: How will the reincorporation affect the owners, officers, directors and employees of the Company?

A: Our officers, directors and employees will become the officers, directors and employees of Insynq Nevada after the effective date of the reincorporation.

Q:  How will the reincorporation affect the business of the Company?

A: Insynq Nevada will continue our business at the same locations and with the same assets. The Company will cease to exist on the effective date of the reincorporation.

Q: How do I exchange certificates of the Company for certificates of Insynq Nevada?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our shares. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, the Company will issue a new certificate representing the number of whole shares of Insynq Nevada as soon as practical after the effective date of the reincorporation.

Q:  What happens if I do not surrender my certificates of the Company?

A: YOU ARE REQUIRED TO SURRENDER CERTIFICATES REPRESENTING SHARES OF THE COMPANY TO RECEIVE SHARES OF Insynq Nevada. The board of directors has determined that a reasonable time for the exchange of certificates is 60 days after the effective date of the merger. All shares of the Company outstanding after the effective date of the reincorporation will be cancelled if not exchanged within the time specified. Until you receive shares of Insynq Nevada you are not entitled to receive notice of or vote at shareholder meetings or receive dividends or other distributions on the shares of the Company. Under the Nevada Revised Statutes, we may seek to enforce the delivery of certificates for exchange through proceedings in court.

Q:  What if I have lost my Company certificates?

A: If you have lost your Company certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

         Atlas Stock Transfer Corporation
         5899 South State Street
         Salt Lake City, Utah 84107
         Telephone: (801) 266-7151
         Fax: (801) 262-0907

Q:  Can I require the Company to purchase my stock?

A: Yes. Under the General Corporation Law of the State of Delaware, you are entitled to appraisal and purchase of your stock as a result of the reincorporation.

Q:  Who will pay the costs of reincorporation?

A: The Company will pay all of the costs of reincorporation in Nevada, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the reincorporation. Each stockholder must pay the costs of exchanging their certificates for new certificates.

Q:  Will I have to pay taxes on the new certificates?

A: We believe that the reincorporation is not a taxable event and that you will be entitled to the same basis in the shares of Insynq Nevada that you had in our common stock. EVERYONE'S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE REINCORPORATION.


                                 STOCK OWNERSHIP

         The following table sets forth information as of October 17, 2002, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other four executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

         Unless indicated differently, the mailing address for each person identified below is 1127 Broadway Plaza, Suite 10, Tacoma, Washington 98409.

---------------------------------------------------------------------------------------------------------
              Name                    Shares Beneficially Owned                 Percentage of
                                                                             Outstanding Shares
---------------------------------------------------------------------------------------------------------
                                           Before(1)         After(2)         Before(1)         After(2)
                                        Reincorporation   Reincorporation  Reincorporation  Reincorporation
=========================================================================================================
John P. Gorst                                20.91%            35.95%           15.64%            35.77%
M. Carroll Benton                            13.98%            28.17%            9.75%            28.02%
David Dewayne Selmon                          2.21%             8.77%            2.20%             8.77%
All Officers and Directors as                37.10%            72.89%           27.59%            72.56%
 a group (3 Persons)
=========================================================================================================

(1) Percentage of beneficial ownership before reincorporation is based on 59,013,393 shares of common stock outstanding as of the record date. In computing an individual's beneficial ownership, the number of shares of preferred stock that is convertible within 60 days of the Effective Date, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.
(2) Percentage of beneficial ownership after reincorporation is based on 15,134,244 shares of common stock to be outstanding immediately after the Effective Date, including shares of common stock automatically issuable on conversion of preferred stock because of the reincorporation, subject only to insignificant differences relating to the elimination of fractional shares.


                            REINCORPORATION IN NEVADA

         The following discussion summarizes certain aspects of our reincorporation in Nevada. This summary does not include all of the provisions of the Plan and Agreement of Merger between the Company and, a copy of which is attached hereto as Exhibit "A," or the Articles of Incorporation of Insynq Nevada, a copy of which is attached hereto as Exhibit "B." Copies of the Certificate of Incorporation and the bylaws of the Company and the bylaws of Insynq Nevada are available for inspection at our principal office and we will send copies to stockholders upon request.

Principal Reasons for Reincorporation

         We believe that the reincorporation will provide a greater measure of flexibility and simplicity in corporate governance than is available under Delaware law and will increase the marketability of our securities. Nevada has adopted a modern code governing the formation and operation of corporations. It includes by statute many of the concepts developed judicially in Delaware. In addition, the Nevada law provides for greater flexibility in raising capital and other corporate transactions. Nevada imposes no franchise taxes or corporate income taxes on corporations that are incorporated in Nevada.

         We believe that the price of our common stock may be artificially depressed due to abnormally high short selling by speculators who are not shareholders. We believe that these sales are conducted through a practice commonly known as a "naked short" sale. Certain brokers may have permitted their customers to sell shares that are neither owned by such customers nor borrowed from another shareholder. As a result, the broker has not delivered the shares sold to the purchasers. If this practice is widespread, it creates severe pressure on the price of our stock since there is no limit on the number of shares that are traded. The reincorporation in Nevada will permit us to require the delivery of certificates representing our shares for exchange in connection with the reincorporation or subsequent changes in our capital structure. Moreover, a provision in the Articles of Incorporation of the Company permits the board of directors to require brokers and nominees to disclose the names of beneficial owners of shares held in street name. We believe that the practice of naked short sales, and the depression of our stock price which it has caused, will be discouraged.

Principal Features of the Reincorporation

         The reincorporation will be effected by the merger of the Company with and into Insynq Nevada. Insynq Nevada is the surviving entity. The reincorporation will become effective on November 18, 2002 the Effective Date.

         On the Effective Date, (i) each of our stockholders as of the record date, November 18, 2002, will be entitled to receive one share of Company common stock for each 100 shares of our common stock they owned on the record date and one share of Insynq Nevada common stock for any fractional interest that they would be entitled to receive, (ii) each of the owners of our Series A Convertible Preferred Stock will became entitled to receive 10 shares of the Insynq Nevada common stock, (iii) each share of Insynq Nevada common stock owned by the Company will be canceled and resume the status of authorized and unissued Insynq Nevada common stock, and (iv) the Company will cease its corporate existence in the State of Delaware.

         The Articles of Incorporation and bylaws of Insynq Nevada are significantly different from the Certificate of Incorporation and bylaws of the Company. Your rights as shareholders will be substantially affected by the reincorporation by, among other things, the exchange ration and the differences between the laws of the State of Delaware, which govern the Company, and the laws of the State of Nevada, which govern Insynq Nevada. See the information under "Significant Differences between the Company and Insynq Nevada" for a summary of the differences between the laws of the State of Delaware and the laws of the State of Nevada.

         The board of directors and officers of the Insynq Nevada will consist of the persons who are our directors and officers prior to the reincorporation. Our daily business operations will continue at the principal executive offices at 1127 Broadway Plaza, Suite 10, Tacoma, Washington 98402.

How to Exchange Company Certificates for Insynq Nevada Certificates

         Enclosed are (i) a form letter of transmittal and (ii) instructions for surrender of your certificates representing our common stock in exchange for certificates representing shares of Insynq Nevada common stock. Upon surrender of a certificate representing our common stock to Insynq Nevada, together with a duly executed letter of transmittal and the necessary issuance fees, Insynq Nevada will issue, as soon as practicable, a certificate representing that number of shares of Insynq Nevada you are entitled to receive.

         If you own our shares through a nominee or in a brokerage account, you do not have a certificate to submit for exchange. Usually, your nominee or broker will submit certificates representing our shares for exchange on your behalf. Since we believe there have been widespread sales of our stock without actual delivery of certificates, it is possible that your nominee or broker may not have certificates representing all of the shares owned by its customers. We recommend that you contact your nominee or broker and request that a certificate be issued to you so that you may submit it for exchange with the enclosed letter of transmittal. This will ensure that there are actually shares of Insynq Nevada in your name on the books and records of Insynq Nevada. After the exchange, you may transfer the shares of Insynq Nevada back into the name of your broker or nominee.

         You are required to surrender your certificates representing our common stock for certificates representing shares of Insynq Nevada The board of directors of both the Company and Insynq Nevada determined that a reasonable period for you to submit certificates for exchange is 60 days from the Effective Date of the reincorporation. Dividends and other distributions declared by Insynq Nevada after the Effective Date with respect to common stock and payable to holders of record thereof after the Effective Date will be paid ONLY to the holders of certificates representing Insynq Nevada common stock and not to the holders of unsurrendered certificates representing shares of the Company. In addition, holders of unsurrendered certificates representing shares of our common stock will not be entitled to notice of or to vote at any meetings of the shareholders of Insynq Nevada until they surrender the certificate representing Company common stock. Insynq Nevada may enforce the mandatory delivery of the certificates by action in the Nevada courts if you fail to deliver such certificates for exchange.

Capitalization

         Our authorized capital on the date of this Information Statement consisted of 250,000,000 shares of common stock, $0.001 par value, 10,000,000 shares of common class A, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. On the date of this Information Statement there were 59,013,393 shares of our common stock, 1,454,411 shares of our preferred stock outstanding. The authorized capital of Insynq Nevada consists of 510,000,000 shares of capital stock divided into 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. The board of directors of Insynq Nevada has not adopted any designations, rights or preferences for preferred stock. As a result of the reincorporation and mandatory exchange of the common stock and automatic conversion of the Company Series A Convertible Stock, Insynq Nevada will have outstanding approximately 15,134,244 shares of common stock, subject only to insignificant differences relating to the elimination of fractional shares, and no shares of preferred stock. In addition, Insynq Nevada will reserve approximately 4,489,093 shares of common stock for issuance under outstanding warrants, options and securities exercisable for common stock and 16,000,000 shares of common stock for issuance under the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan. Accordingly, the board of directors of Insynq Nevada will have available approximately 214,376,663 shares of common stock and 10,000,000 shares of preferred stock which are authorized but presently unissued and unreserved. The reincorporation will not affect our total stockholder equity or total capitalization.

         The board of directors of Insynq Nevada may authorize, without further shareholder approval, the issuance of such shares of preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

         There are no present plans, understandings or agreements, and we are not engaged in any negotiations that will involve the issuance of preferred stock. However, the board of directors believes it prudent to have shares of preferred stock available for such corporate purposes as the board of directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

         Issuance of additional authorized common stock or preferred stock may have the effect of deterring or thwarting persons seeking to take control of Insynq Nevada through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult. See "Defenses Against Hostile Takeovers."

Significant Differences Between the Company and Insynq Nevada

         The Company was incorporated under the laws of the State of Delaware and Insynq Nevada is incorporated under the laws of the State of Nevada. Those stockholders that tender their certificates representing the shares of our common stock for exchange will become shareholders of Insynq Nevada. Their rights as shareholders will be governed by the Nevada Business Corporation Act ("Nevada law") and the Articles of Incorporation and bylaws of Insynq Nevada rather than the General Corporation Law of Delaware ("Delaware law") and the Company Certificate of Incorporation and bylaws. The Articles of Incorporation and bylaws of Insynq Nevada are significantly different from the Certificate of Incorporation and bylaws of the Company

         The corporate statutes of Nevada and Delaware have certain differences, summarized below. This summary is not intended to be complete, and is qualified by reference to the full text of, and decisions interpreting, Delaware law and Nevada law.

         Classified Board of Directors. Both Delaware and Nevada law permit corporations to classify their board of directors so that less than all of the directors are elected each year to overlapping terms. Unlike the Company, Insynq Nevada has classified boards consisting of three classes, elected to three-year terms. As a result of the reincorporation, our directors will become directors of Insynq Nevada and assigned to classes to make the number of directors in each class as nearly equal as possible.

         Removal of Directors. Under Delaware law, members of a classified board of directors may only be removed for cause. Removal requires the vote of a majority of the outstanding shares entitled to vote for the election of directors. Nevada law provides that any or all directors may be removed by the vote of two-thirds of the voting interests entitled to vote for the election of directors. Nevada does not distinguish between removal of directors with and without cause. The reincorporation may make it more difficult for the shareholders of Insynq Nevada to remove a member of the board of directors.

         Special Meetings of Stockholders. Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada law does not address the manner in which special meetings of stockholders may be called but permits corporations to determine the manner in which meetings are called in their bylaws. The Articles of Incorporation and bylaws of Insynq Nevada provide that special meetings of the stockholders may be called only by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors. The reincorporation will make it more difficult for the shareholders of Insynq Nevada to call a special meeting of the stockholders.

         Special Meetings Pursuant to Petition of Stockholders. Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of thirty (30) days after the date designated for the annual meeting or if there is no such date designated, within 13 months after the last annual meeting. Nevada law is more restrictive. Under Nevada law shareholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The reincorporation may make it more difficult for the shareholders of Insynq Nevada to require that an annual meeting be held without the consent of the board of directors.

         Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors. Both Delaware and Nevada law permit cumulative voting if provided for in the certificate or articles of incorporation and pursuant to specified procedures. Neither the Certificate of Incorporation of the Company nor the Articles of Incorporation of Insynq Nevada provide for cumulative voting. The reincorporation does not change the rights of the shareholders to cumulate their votes.

         Vacancies. Under Delaware law, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Similarly, Nevada law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The bylaws of both the Company and Insynq Nevada address the election of persons to fill vacancies on the board of directors in the same manner.

         Indemnification of Officers and Directors and Advancement of Expenses. Delaware and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement. Nevada law differs in two respects: first, Nevada law applies to advance of expenses incurred by both officers and directors, and second, under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. There will be a difference in stockholders' rights with respect to this issue because the bylaws of the Insynq Nevada provide for the mandatory advancement of expenses of directors and officers.

         Limitation on Personal Liability of Directors. Delaware law permits a corporation to adopt provisions limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Certificate of Incorporation of the Company excluded director liability to the maximum extent allowed by Delaware law. Nevada law permits, and Insynq Nevada has adopted, a broader exclusion of liability of directors to the corporation and its shareholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from act or omissions which involve intentional misconduct, fraud or a knowing violation of law or payments of dividends or distributions in excess of the amount allowed. The reincorporation will result in the elimination of any liability of a director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.

         Dividends. Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under the Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the Delaware Law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. The reincorporation makes it possible for Insynq Nevada to pay dividends or other distributions that would not be payable under Delaware law.

         Restrictions on Business Combinations. Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 662/3% of the corporation's outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Delaware law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock.

         Nevada law regulates business combinations more stringently. First, an "interested stockholder" is defined as a beneficial owner (directly or indirectly) of ten percent (10%) or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors. Finally, after the three-year period, combinations with "interested stockholders" remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.

         Neither the Company, nor Insynq Nevada have opted out of the applicable statutes and the more stringent requirements of Nevada law apply to mergers and combinations after the Effective Date of the reincorporation.

         Limitations on Controlling Shareholders. Nevada law contains a provision that limits the voting rights of a person that acquires or makes an offer to acquire a controlling interest in a Nevada corporation. Under the provisions of Nevada law, a person acquiring or making an offer to acquire more than 20% of the voting power in a corporation will have only such voting rights as are granted by a resolution of the shareholders adopted at a special or annual meeting. The controlling person is not entitled to vote on the resolution granting voting rights to the controlling interest. The person acquiring a controlling interest may request a meeting of the shareholders be called for this purpose and, if the board of directors fails to call the meeting or the controlling person is not accorded full voting rights, the corporation must redeem the controlling shares at the average price paid for them. Delaware does not have a similar provision and the reincorporation may make it more difficult for a person to acquire control of Insynq Nevada through acquisition of a majority of the shares issued.

         Amendment to Articles of Incorporation/Certificate of Incorporation or Bylaws. Both Delaware and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's certificate or articles of incorporation. Both Delaware and Nevada law also provide that in addition to the vote of the shareholders, the vote of a majority of the outstanding shares of a class may be required to amend the certificate of incorporation or articles of incorporation. Neither state requires shareholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Both Delaware and Nevada law permit the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles or certificate of incorporation or resolution adopted pursuant to the articles or certificate of incorporation, respectively.

         Actions by Written Consent of Stockholders. Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote consents to the action in writing. Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Although not required by Nevada law, Insynq Nevada's bylaws require prompt notice to all shareholders of any action taken by less than unanimous written consent.

         Stockholder Vote for Mergers and Other Corporation Reorganizations. Both jurisdictions require authorization by an absolute majority of the outstanding voting rights, as well as approval by the board of directors, of the terms of a merger or a sale of substantially all of the assets of the corporation. Neither Delaware nor Nevada law require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation of the surviving corporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

                       DEFENSES AGAINST HOSTILE TAKEOVERS

         The following discussion summarizes the reasons for, and the operation and effects of, certain provisions in the Insynq Nevada Articles of Incorporation which management has identified as potentially having an anti-takeover effect it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the Insynq Nevada Articles of Incorporation and bylaws. Similar provisions are not contained in the Company Certificate of Incorporation and bylaws. Therefore, the reincorporation significantly changes the nature of the anti-takeover provisions and their effect.

         The anti-takeover provisions of the Insynq Nevada Articles of Incorporation are designed to minimize the possibility of a sudden acquisition of control of Insynq Nevada which has not been negotiated with and approved by the Insynq Nevada board of directors. These provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Insynq Nevada or a tender offer for all of its capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of Insynq Nevada in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of Insynq Nevada in a short time. However, to the extent these provisions successfully discourage the acquisition of control of Insynq Nevada or tender offers for all or part of its capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

         Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive shareholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those shareholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the board of directors, whether or not shareholders deem such transactions to be in their best interests.

         Authorized Shares of Capital Stock. The Insynq Nevada Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of serial preferred stock, without any action on the part of the shareholders. Shares of Insynq Nevada's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock (the Articles of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of the Insynq Nevada shareholders. If the board of directors of Insynq Nevada determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

         Stockholder Meetings. Nevada law provides that the annual shareholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's articles of incorporation or bylaws. The Insynq Nevada Articles of Incorporation provides that annual shareholder meetings may be called only by the Insynq Nevada board of directors or a duly designated committee of the board. Although Insynq Nevada believes that this provision will discourage shareholder attempts to disrupt the business of Insynq Nevada between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of Insynq Nevada between annual meetings as a forum to address certain other matters. Insynq Nevada's Articles of Incorporation also provides that shareholder proposals at any meeting must be provided to Insynq Nevada at least 30 days prior to such meeting.

         Classified Board of Directors and Removal of Directors. Insynq Nevada's Articles of Incorporation provides that the board of directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

         A classified board of directors could make it more difficult for shareholders, including those holding a majority of Insynq Nevada's outstanding stock, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. The provision for a staggered board of directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered board of directors makes it more difficult for shareholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

         Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Nevada law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by or in the manner described in the corporation's articles of incorporation or bylaws. Insynq Nevada's Articles of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than one or more than 15, as shall be provided from time to time in accordance with the bylaws. The power to determine the number of directors within these numerical limitations is vested in the board of directors and requires the concurrence of at least two-thirds of the entire board of directors. The effect of such provisions may be to prevent a person or entity from quickly acquiring control of Insynq Nevada through an increase in the number of the directors and election of nominees to fill the newly created vacancies.

         Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. Insynq Nevada's Articles of Incorporation provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at a shareholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the shareholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the shareholders believe such nominees or proposals are in their interests. These provisions may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished to the shareholders and could inhibit the ability of shareholders to bring up new business in response to recent developments.


                 2002 Directors, Officers and Consultants Stock
                   Option, Stock Warrant and Stock Award Plan

         The Board of Directors of the Company and the owners of a majority of the outstanding voting stock have approved the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan. The purpose of the Plan is to maintain the ability of the Company and its subsidiaries to attract and retain highly qualified and experienced directors, officers and consultants and to give such directors, officers and consultants a continued proprietary interest in the success of the Company and its subsidiaries. The Plan itself is available to any stockholder by request to the Company.

General Provisions of the Plan

         The purpose of the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan ("Plan") is to maintain the ability of Insynq, Inc., a Nevada corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition the Plan is intended to encourage ownership of common stock, $.001 par value ("Common Stock"), of the Company by the directors, employees and consultants of the Company and its Affiliates (as defined below) and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under the Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof. In addition, the Company expects that the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain options and warrants to be granted under the Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options and warrants and preferred stock granted under the Plan will be nonqualified options or warrants which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options or warrants described and shares of preferred stock. Employees, consultants and directors who participate or become eligible to participate in the Plan from time to time are referred to collectively herein as "Participants". As used in the Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is herein referred to as the "Committee," which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

Stock Options

         The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive warrants, options, restricted common or convertible preferred stock, or unrestricted common or convertible preferred stock under the Plan,
(ii) to determine the number of shares of Common Stock to be covered by such grant or such options or warrants and the terms thereof, (iii) to determine the type of Common Stock granted: restricted common or convertible preferred stock, unrestricted common or convertible preferred stock or a combination of restricted and unrestricted common or convertible preferred stock, and (iv) to determine the type of option or warrant granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options. The Committee shall thereupon grant options or warrants in accordance with such determinations as evidenced by a written option or warrant agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option or warrant agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The aggregate fair market value (determined in accordance with the Plan at the time the option or warrant is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Participant during any calendar year under all such plans of the Company and its Affiliates shall not exceed $1,000,000.

         The Committee shall promptly notify the Participant of the option or warrant grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Participant, provided that the option or warrant grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Participant of such agreement. The date of grant shall be the date the option or warrant is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Participant after that date. Each option or warrant agreement shall specify the period for which the option or warrant thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option or warrant shall expire at the end of such period. If the original term of an option or warrant is less than ten years from the date of grant, the option or warrant may be amended prior to its expiration, with the approval of the Committee and the Participant, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

         The purchase price of each share of Common Stock subject to each option or warrant granted pursuant to the Plan shall be determined by the Committee at the time the option or warrant is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option or warrant is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option or warrant price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option or warrant is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option or Warrant under the Plan shall be determined by the Committee prior to granting the option or warrant. The Committee shall set the purchase price for each share subject to a Nonqualified Option or Warrant at either the fair market value of each share on the date the option or warrant is granted, or at such other price as the Committee in its sole discretion shall determine.

         At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

Restricted Stock

         Awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

                  (a) Awards of restricted stock may be in addition to or in lieu of option or warrant grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option or warrant price pursuant to any option or warrant granted under the Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient. Certificates for restricted stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                  (b) Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

Bonuses and Past Salaries and Fees Payable in Unrestricted Stock

                  (a) In lieu of cash bonuses otherwise payable under the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date.

                  (b) In lieu of salaries and fees otherwise payable by the Company to employees, attorneys and consultants eligible to participate in the Plan that were incurred for services rendered during, prior or after the year of 2002, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

Relinquishment of Options

         The Committee, in granting options or warrants hereunder, shall have discretion to determine whether or not options or warrants shall include a right of relinquishment as hereinafter provided. The Committee shall also have discretion to determine whether an option or warrant agreement evidencing an option or warrant initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option or warrant granted hereunder or in any option or warrant agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent, any option or warrant granted under the Plan, and the option or warrant agreement evidencing such option or warrant, may provide.

         The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of preferred stock to relinquish such preferred stock in whole or in part as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment shall be required under the following circumstances. Each Participant who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Participant") shall not be entitled to receive shares of Common Stock when options or warrants are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"). A Covered Participant shall be entitled to receive shares of Common Stock upon the relinquishment of options or warrants outside a Window Period.

         No right of relinquishment may be exercised after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Participant's death, disability or termination of his relationship with the Company for a reason other than "for cause."

Grant of Convertible Preferred Stock

         The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive restricted preferred stock, or unrestricted preferred stock under the Plan, and (ii) to determine the number of shares of Common Stock to be issued upon conversion of such shares of preferred stock and the terms thereof. The Committee shall thereupon grant shares of preferred stock in accordance with such determinations as evidenced by a written preferred stock designation. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the preferred stock designation (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         Each series of preferred stock granted under the Plan shall be evidenced by a designation in the form for filing with the Secretary of State of the state of incorporation of the Company, containing such terms as approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (i) The number of shares of Common Stock issuable upon conversion of each share of preferred stock granted pursuant to the Plan shall be determined by the Committee at the time the preferred stock is granted. The conversion ration may be determined by reference to the fair market value of each share of Common Stock on the date the preferred stock is granted, or at such other price as the Committee in its sole discretion shall determine.

                  (ii) The Committee may provide in the preferred stock agreement that an preferred stock may be converted in whole, immediately, or is to be convertible in increments. In addition, the Committee may provide that the conversion of all or part of an preferred stock is subject to specified performance by the Participant.

                  (iii) Shares of preferred stock shall be converted in the manner specified in the preferred stock designation. The notice of conversion shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by preferred stock on the date specified in the preferred stock agreement. As promptly as practicable, the Company shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such preferred stock has been so converted, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this Section 6(d).

                  (iv) Awards of restricted preferred stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:


                           (A) Awards of restricted preferred stock may be in
                  addition to or in lieu of preferred stock grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted preferred stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted preferred stock. Shares of restricted preferred stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted preferred stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted preferred stock held by such recipient. Certificates for restricted preferred stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a preferred stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted preferred stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                           (B) Restricted preferred stock shall become free of
                  the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted preferred stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

                  (v) No Participant shall have any rights as a stockholder with respect to shares covered by an preferred stock until the preferred stock is converted as provided in clause (b)(iii) above.

                  (vi) Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the conversion of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to preferred stock theretofore granted, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in the Plan, the Committee may, in its sole discretion, accelerate the time at which any preferred stock may be converted, including, but not limited to, upon the occurrence of the events specified in this Section 7(xiv).

Amendments or Termination

         The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option, warrant or preferred stock theretofore granted.

Compliance with other Laws and Regulations

         The Plan, the grant and exercise of options or warrants and grant and conversion of preferred stock thereunder, and the obligation of the Company to sell and deliver shares under such options, warrants or preferred stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 5(d)(xii), (xiii) and (xiv) shall be subject to any shareholder action required by the corporate law of the state of incorporation of the Company.

Purchase for Investment

         Unless the options, warrants, shares of convertible preferred stock and shares of Common Stock covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person acquiring or exercising an option or warrant under the Plan or converting shares of preferred stock may be required by the Company to give a representation in writing that he or she is acquiring such option or warrant or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

Tax Information

                  (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options, warrants or preferred stock granted under the Plan.

                  (b) Notwithstanding the terms of Paragraph 11 (a), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a nonqualified option or warrant or conversion of preferred stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 5(d)(ii), equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of an option or warrant, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period. Where the Tax Date in respect of an option or warrant is deferred until six months after exercise and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option or warrant, but he or she shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date.

Replacement of Options, Warrants and Preferred Stock

         The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option or warrant or unconverted Preferred stock and receive from the Company in exchange an option, warrant or preferred stock for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the holder of any outstanding option, warrant or preferred stock, amend such option, warrant or preferred stock, including reducing the exercise price of any option or warrant to not less than the fair market value of the Common Stock at the time of the amendment, increasing the conversion ratio of any preferred stock and extending the exercise or conversion term of and warrant, option or preferred stock.

Effectiveness and Expiration of Plan

         The Plan shall be effective on the date the Board adopts the Plan. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option, warrant or preferred stock shall be granted pursuant to the Plan.

Non-Exclusivity of the Plan

         Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options, warrants or preferred stock otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Governing Law

         The Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state of incorporation of the Company and applicable federal law.

Cashless Exercise

         The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.


                                 Equity Compensation Plan

---------------------------- -------------------------- -------------------------- --------------------------
                                                                                     Number of securities
                                                                                    remaining available for
                                                                                     future issuance under
                              Number of securities to      Weighted-average of        equity compensation
                              be issued upon exercise       exercise price of          plans (excluding
                              of outstanding options,     outstanding options,      securities reflected in
       Plan Category            warrants and rights        warrants and rights            column (a))
---------------------------- -------------------------- -------------------------- --------------------------
                                        (a)                        (b)                         (c)
---------------------------- -------------------------- -------------------------- --------------------------
Insynq, Inc. 2000 Long
Term Incentive Plan                 13,713,677                    0.246                   11,069,748
---------------------------- -------------------------- -------------------------- --------------------------
Insynq, Inc 2000 Executive
Long Term Incentive Plan
                                         -                          -                       400,000
---------------------------- -------------------------- -------------------------- --------------------------

2000 Long Term Incentive Plan

         The 2000 Long Term Incentive Plan (the "LTIP") provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to directors, officers, employees and consultants. At the adoption of this plan, the Company set aside 16,675,300 shares of common stock, which may be issued upon the exercise of options granted. On November 19, 2001 the stockholders approved an amendment to the LTIP, which would set aside an additional 15,000,000 shares of common stock for a total of 31,675,300 shares of common stock, which may be issued upon the exercise of options granted. As of May 31, 2002, options available for issuance are 11,069,748. A copy of the LTIP is attached hereto as Exhibit "F."

2000 Executive Long Term Incentive Plan


         The 2000 Executive Long Term Incentive Plan (the "Executive LTIP") provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to executive officers of the Company. The Company set aside 5,400,000 shares of Class A common stock under this plan at its adoption. As of May 31, 2002, options available for issuance are 400,000. A copy of the Executive LTIP is attached hereto as Exhibit "E."

         The Company's Board of Directors administers the Plans and the Board may amend or terminate the Plans if it does not cause any adverse effect on any then outstanding options or unexercised portion thereof. All options generally have an exercise price equal the fair value of the underlying common stock on the date of grant, vest immediately and expire in ten years.


                        Rights of Dissenting Shareholders

         Any Company stockholder is entitled to be paid the fair value of its shares in accordance with Section 262 of the General Corporation Law of the State of Delaware ("Delaware Law") if the stockholder dissents to the reincorporation or any of the actions resulting from or in connection with the reincorporation, including the exchange ratio of the Company common stock or preferred stock for Insynq Nevada common stock. A brief summary of the provisions of Delaware Law Sections 262 is set forth below and the complete text of said Section is attached as Exhibit "C".

         Because the reincorporation has been approved by the required vote of the Company's stockholders effective twenty days from the mailing of this Information Statement, each holder of shares of the Company Common Stock who asserts dissenters' rights and who follows the procedures set forth in Section 262 of Delaware Law, will be entitled to have his or her shares of the Company Common Stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company Common Stock will be determined as of the day before the first announcement of the terms of the reincorporation, excluding any appreciation or depreciation in consequence of the reincorporation.

         A holder who wishes to exercise dissenters' rights should deliver his or her written demand to the Company's transfer agent, Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, UT 84107 with a copy (which shall not constitute notice) to Robert L. Sonfield, Jr., Esq., Sonfield and Sonfield, 770 South Post Oak Lane, Houston, Texas 77056, on or before 20 days after the date of mailing of this Information Statement. The demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under Delaware Law.

         In accordance with the regulations promulgated under the Exchange Act, the authorization of the reincorporation will not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company.

         Within 120 days after the effective date of the reincorporation, Insynq Nevada or any stockholder who has complied with Section 262 and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders. At any time within 60 days after the effective date of the reincorporation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the reincorporation. After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the reincorporation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.

         The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Company Common Stock. Delaware Law establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections and consult his legal advisor.

         THE COMPANY HAS RESERVED THE RIGHT TO ABANDON THE REINCORPORATION IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING DISSENTERS' RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

         The discussion contained herein is qualified in its entirety by and should be read in conjunction with the form of the Agreement and Plan of Merger and the Articles of Incorporation.

         COMMUNICATIONS WITH RESPECT TO DISSENTERS' RIGHTS SHOULD BE ADDRESSED TO THE COMPANY's Transfer Agent, ATLAS STOCK TRANSFER CORPORATION, 5899 SOUTH STATE STREET, SALT LAKE CITY, Utah 84107.

         Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company Stock pursuant to the Delaware Law. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the reincorporation by the Company or otherwise, he will not have the right to receive a cash payment for his Company Stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

         THE PROVISIONS OF DELAWARE LAW SECTION 262 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.



                       MARKET FOR THE COMPANY COMMON STOCK

         The Company Common Stock has been thinly traded on a limited and sporadic basis in the over-the-counter market since 2001. The last known bid price was $0.001 and the last known ask price was $0.001 as of October 14, 2002. The following table sets forth the high and low bid price of the Company Common Stock for the period indicated.


                                    FISCAL 2001                                    FISCAL 2002 to date
                                    -----------                                    -------------------
                             Bid                   Asked                       Bid                    Asked
                        Low         High        Low         High         Low         High         Low         High
First quarter          1.75         6.25        0.06        6.38        0.045        0.09        0.05        0.05
Second quarter         0.69         2.50        0.72        2.75        0.013        0.05        0.014       0.058
Third quarter          0.31         0.94        0.31        1.00        0.010        0.013       0.012       0.03
Fourth quarter         0.05         0.75        0.08        0.81        0.0055       0.012       0.003       0.017

                                  MISCELLANEOUS

         The Company requests brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Company Common Stock and the Company will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from the Company's transfer agent, Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.


                                    EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER

                                       OF

                                  Insynq, Inc.
                            (a Delaware corporation)

                                       AND

                                  Insynq, Inc.
                             (a Nevada corporation)

         THIS PLAN AND AGREEMENT OF MERGER entered into on November 18, 2002 by Insynq, Inc., a Delaware corporation ("Insynq Delaware"), and approved by resolution adopted by its Board of Directors on said date, and entered into on July 25, 2002 by Insynq, Inc., a Nevada corporation ("Insynq Nevada"), and approved by resolution adopted by its Board of Directors on said date.

         WHEREAS, Insynq Delaware is a business corporation of the State of Delaware with its registered office therein located at The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.and

         WHEREAS, the total number of shares of stock which Insynq Delaware has authority to issue is 270,000,00, of which 250,000,000 are common stock, $0.001 par value per share, and 10,000,000 are preferred stock, $.001 par value per share; and 10,000,000 are common stock Class A, $0.001 par value per share; and

         WHEREAS, Insynq Nevada is a business corporation of the State of Nevada with its registered office therein located at One East First Street, Reno, Washoe County, Nevada 89501; and

         WHEREAS, the total number of shares of stock which Insynq Nevada has authority to issue is 510,000,000, of which 500,000,000 are common stock, $.001 par value per share, and 10,000,000 are preferred stock, $.001 par value per share; and

         WHEREAS, the General Corporation Law of the State of Delaware permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

         WHEREAS, the Nevada Revised Statutes permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada; and

         WHEREAS, Insynq Delaware and Insynq Nevada and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Insynq Delaware with and into Insynq Nevada pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Nevada Revised Statutes upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Insynq Delaware and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Insynq Nevada and approved by a resolution adopted by its Board of Directors, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, are hereby determined and agreed upon as hereinafter in this Plan and Agreement of Merger set forth.

                  1. Insynq Delaware shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and to the provisions of the Nevada Revised Statutes, be merged with and into Insynq Nevada, which shall be the surviving corporation from and after the effective time of the merger and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Insynq Delaware, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  2. The present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of the surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

                  3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

                  4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

                  5. Each issued share of the common stock, $.001 par value per share, of the terminating corporation shall, from and after the effective time of the merger, be converted into one hundredth (0.01) share of the surviving corporation. The surviving corporation shall not issue any certificate or script representing a fractional share but shall instead issue one full share of the surviving corporation for any fractional interest arising from the merger. Pursuant to the laws of the State of Nevada, each share of the terminating corporation shall be tendered to the surviving corporation for exchange into shares of the surviving corporation within 30 days after the effective time of the merger. Upon receipt of such shares of the terminating corporation, the surviving corporation shall issue a certificate for the whole shares of the surviving corporation that are issuable in exchange for the shares of the terminating corporation. The shares of the surviving corporation that are outstanding immediately prior to the effect time of the merger shall be cancelled and deemed not outstanding as of the effective time of the merger.

                  6. Each issued share of the preferred stock, $.001 par value per share (except the Series A Convertible Preferred Stock that converts automatically to common stock of the surviving corporation), of the terminating corporation shall, from and after the effective time of the merger, be converted into one share of the preferred stock of the surviving corporation, having substantially similar powers, designations, preferences and relative, participating, optional and other rights as the preferred shares of the terminating corporation. Pursuant to the laws of the State of Nevada, each share of the preferred stock of the terminating corporation shall be tendered to the surviving corporation for exchange into shares of the preferred stock of the surviving corporation within 30 days after the effective time of the merger.

                  7. The surviving corporation may sue in any court with jurisdiction to cause any stockholder of the terminating corporation to tender certificates representing shares owned by such stockholder to be tendered to the surviving corporation for exchange. Stockholders of the terminating corporation shall have no rights to notices, distributions or voting with respect to the surviving corporation unless the certificates representing shares of the terminating corporation are tendered to the surviving corporation for exchange.

                  8. Except to the extent otherwise provided in the terms of outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for common stock of the terminating corporation (other than shares of the preferred stock of the terminating corporation), each outstanding option, warrant or other right to purchase, and each outstanding security convertible into or exchangeable for common stock shall be converted into an option, warrant or other right to purchase, or security convertible into or exchangeable for common stock of the surviving corporation on the basis of one hundredth (.01) share of the surviving corporation for each share of the terminating corporation and the per share exercise or conversion prices under those securities, will be adjusted appropriately, so that the aggregate number of shares of common stock that me be issued on exercise or conversion will be one-hundredth of the number issuable before the reverse split, and the aggregate exercise or conversion prices will remain unchanged.

                  9. The surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the terminating corporation, as well as for enforcement of any obligation of the surviving corporation arising from the merger herein provided for, including any suit or other proceeding to enforce the right of any stockholder of the terminating corporation as and when determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following address without the State of Delaware to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:

                          1127 Broadway Plaza, Suite 10
                            Tacoma, Washington 98402

                  10. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and upon behalf of the surviving corporation in accordance with the provisions of the Nevada Revised Statutes, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Nevada, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Nevada and elsewhere to effectuate the merger herein provided for.

                  11. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

                  12. The effective time of this Plan and Agreement of Merger, and the time at which the merger herein agreed shall become effective in the State of Delaware and the State of Nevada, shall be on the last to occur of:

                          (a) the date specified in a certificate of merger
                  meeting the requirements of the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware ; or

                          (b) the date specified in a certificate of merger
                  meeting the requirements of the Nevada Revised Statutes, is filed with the Secretary of State of the State of Nevada.

                  13. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be terminated at any time prior to the effective time specified in the certificate of merger filed with the Secretary of State of the State of Nevada.

                  14. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Delaware and at any time and from time to time prior to the filing of any requisite merger documents with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of Insynq Delaware and the stockholders of Insynq Nevada, no such amendment may (a) change the rate of exchange for any shares of Insynq Delaware or the types or amounts of consideration that will be distributed to the holders of the shares of stock of Insynq Delaware; (b) change any term of the Articles of Incorporation of the surviving corporation; or (c) adversely affect any of the rights of the stockholders of Insynq Delaware or Insynq Nevada.

         IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated: ___________________                Insynq Delaware

                                          By:___________________________
                                                John P. Gorst, President


                                          Insynq Nevada

                                          By:___________________________
                                                John P. Gorst, President




                                    EXHIBIT B

                            ARTICLES OF INCORPORATION

                                       OF

                                  Insynq, Inc.

         For the purpose of associating to establish a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the Nevada Revised Statutes, the undersigned incorporator does hereby adopt and make the following Articles of Incorporation:

         FIRST: The name of the corporation (hereinafter called the corporation) is Insynq, Inc.

         SECOND: The name of the corporation's resident agent in the State of Nevada is The Corporation Trust Company of Nevada and the street address of the said resident agent where process may be served on the corporation is 6100 Neil Rd, Reno, Washoe County, Nevada 89505. The mailing address and the street address of the said resident agent are identical.

         THIRD: The aggregate number of shares of all classes of capital stock which the corporation has authority to issue is 510,000,000 of which 500,000,000 are to be shares of common stock, $.001 par value, and 10,000,000 are to be preferred stock, $.001 par value. The shares may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders except as otherwise provided by the Nevada Revised Statutes, these Articles of Incorporation, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

                  (a) Except as provided in Articles of Incorporation, or in the powers, designations preferences and relative rights of any preferred stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitle in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the corporation.

                  In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind.

                  Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the corporation.

                  (b) Except as provided in these Articles of Incorporation, the board of directors of the corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

                           (1) the distinctive serial designation and the number
of shares constituting such series;

                           (2) the rights in respect of dividends, if any, to be
                  paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                           (3) the voting powers, full or limited, if any, of
                  the shares of such series;

                           (4) whether the shares of such series shall be
                  redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed:

                           (5) the amount or amounts payable upon the shares of
                  such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                           (6) whether the shares of such series shall be
                  entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

                           (7) whether the shares of such series shall be
                  convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                           (8) the subscription or purchase price and form of
                  consideration for which the shares of such series shall be issued; and

                           (9) whether the shares of such series which are
                  redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

                           Each share of each series of preferred stock shall
                  have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

                  (c) No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                  (d) No shares of any class or series shall have cumulative voting rights in the election of directors.

         FOURTH: The following provisions shall govern the conduct of meetings of the stockholders of the corporation:

                  (a) Meetings of the stockholders may be held at such place as the bylaws may provide.

                  (b) Any action required or permitted to be taken at any annual or special meeting of stockholders may be effected by written consent of stockholders constituting a majority of the voting power entitled to vote on such matter at a meeting.

                  (c) Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the board of directors of the corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose power and authority include the power and authority to call such meetings but special meetings may not be called by another person or persons.

                  (d) Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the corporation or by any stockholder of the corporation entitled to vote generally in the election of directors. In order for a stockholder of the corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the corporation.

                  (e) Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as the appear on the corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in these Articles of Incorporation to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

                  (f) The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

         FIFTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said board shall be styled as a "Director." The number of members constituting the first board of directors of the corporation is three; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

               CLASS                      NAME                                    ADDRESS
             Class III              John P. Gorst                       1127 Broadway Plaza, Suite 10
                                                                        Tacoma, WA 98402
             Class II               M. Carroll Benton                   1127 Broadway Plaza, Suite 10
                                                                        Tacoma, WA 98402
             Class I                David D. Selmon                     1127 Broadway Plaza, Suite 10
                                                                        Tacoma, WA 98402

         The number of directors of the corporation may be increased or decreased in the manner provided in the bylaws of the corporation; provided, that the number of directors shall never be greater than 15 nor less than one (exclusive of directors, if any, to be elected by holders of preferred stock of the corporation). Exclusive of directors, if any, elected by the holders of preferred stock, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the vote of a majority of the remaining directors, though less than a quorum.

         The board of directors of the corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows:
(1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and
(2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. Directors of Class I shall hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall hold office for a term expiring at the third succeeding annual meeting after the formation of the corporation. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the corporation shall have the right voting separately as a class, to elect one or more directors of the corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Section. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the corporation elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         SIXTH : The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

                 NAME                   ADDRESS
             John P. Gorst              1127 Broadway Plaza, Suite 10
                                        Tacoma, WA 98402
           M.                           Carroll Benton 1127 Broadway Plaza,
                                        Suite 10 Tacoma, WA 98402

         SEVENTH: The corporation shall have perpetual existence.
         ---------

         EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented.

         NINTH: The corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity. The corporation shall have all the powers of a corporation organized under the Nevada Revised Statutes.

         ELEVENTH: These Articles of Incorporation and the bylaws of the corporation may be repealed, altered, amended or rescinded only by a vote of a majority of the entire board of directors or a majority of the outstanding shares of capital stock, voting as classes.

         TWELFTH: Upon written demand of the Corporation, each record holder of any shares of the capital stock of any class or series of the Corporation shall provide the Corporation with the name and address of each person for whom such person holds such shares as the beneficial owner, the number, class and series of the shares so held, and manner of holding such shares. Likewise, upon written demand of the Corporation, each beneficial holder of any shares of the capital stock of any class or series of the Corporation shall provide the Corporation with the name and address of any person who has an interest in such shares, directly or indirectly, and the nature of such interest. As used herein, the terms "beneficial owner" shall mean and include any person who has the sole or joint right to dispose of the shares or direct the disposal of shares, the sole or joint economic interest in the shares, or the sole or joint right to receive or direct the receipt of dividends or other distributions relating to the shares.

         I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of in corporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of October, 2002.


-------------------------------------       ------------------------------------
John P. Gorst                                        M. Carroll Benton


STATE OF WASHINGTON

COUNTY OF _________

         On this ____ day of October 2002, before me, a Notary Public personally appeared John P. Gorst, who acknowledged that she executed the above instrument.

         _____________________________ Notary Public

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

         The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation.

The Corporation Trust Company of Nevada
Resident Agent


By:      ______________________________________      Date:    __________________
         Assistant Secretary




                                    EXHIBIT C
                   SECTION 262 GENERAL CORPORATION LAW OF DELAWARE
                                APPRASIAL RIGHTS


         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.


         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:


                (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.


                (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:


                       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;


                       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;


                       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or


                       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.


                (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.


         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.


         (d) Appraisal rights shall be perfected as follows:


                (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or


                (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.


         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
     (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.


         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.


         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.


         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.


         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.


         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.


         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
     (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.


         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, ss.262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, ss.24; 57 Del.
     Laws, c. 148, ss.ss.27-29; 59 Del. Laws, c. 106, ss.12; 60 Del. Laws, c.
     371, ss.ss.3-12; 63 Del. Laws, c. 25, ss.14; 63 Del. Laws, c. 152, ss.ss.1,
     2; 64 Del. Laws, c. 112, ss.ss.46-54; 66 Del. Laws, c. 136, ss.ss.30-32; 66
     Del. Laws, c. 352, ss.9; 67 Del. Laws, c. 376, ss.ss.19, 20; 68 Del. Laws,
     c. 337, ss.ss.3, 4; 69 Del. Laws, c. 61, ss.10; 69 Del. Laws, c. 262,
     ss.ss.1-9; 70 Del. Laws, c. 79, ss.16; 70 Del. Laws, c. 186, ss.1; 70 Del.
     Laws, c. 299, ss.ss.2, 3; 70 Del. Laws, c. 349, ss.22; 71 Del. Laws, c.
     120, ss.15; 71 Del. Laws, c.
     339,ss.ss.49-52; 73 Del. Laws, c. 82,ss.21.)



                                    Exhibit D
                                  United States
                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                   FORM 10-QSB
[X] Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the Period Ended August 31, 2002.

[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the Transition Period from ______________________ to
_________________________.

                         Commission file number 0-22814
                                ---------------

                                  INSYNQ, INC.
                                 ---------------
                  (Exact name of registrant as specified in its charter)

           Delaware                                       74-2964608
(State or Other Jurisdiction of
Incorporation or Organization)               (IRS Employer Identification No.)

                          1127 Broadway Plaza, Suite 10
                            Tacoma, Washington 98402
                (Address of Principal Executive Office)(Zip Code)

                         Telephone Number (253) 284-2000
              (Registrant's telephone number, including area code)

              (Former name, former address and former fiscal year,
                          if changed since last report)


         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

Common Stock, $0.001 Par Value ---59,013,393 as of October 17, 2002


                                  INSYNQ, INC.

                                      INDEX

                                                                                                       PAGE
      PART I              FINANCIAL INFORMATION                                                         3
      Item 1.             Condensed Financial Statements of Insynq, Inc.                                3

                          Condensed Balance Sheets - August 31, 2002 (unaudited) and
                          May 31, 2002                                                                  3

                          Condensed Statements of Operations -Three months                              4
                           ended August 31, 2002 and 2001  (unaudited)

                          Condensed Statement of Stockholders' Deficit - Three months                   5
                          ended August 31, 2002  (unaudited)

                          Condensed Statements of Cash Flows - Three months                             6
                          ended August 31, 2002 and 2001  (unaudited)

                          Notes to the Condensed Financial Statements                                   7

      Item 2.             Management's Discussion and Analysis of Financial
                          Condition of Results and Operations                                           15

      PART II             OTHER INFORMATION                                                             22
      Item 1.             Legal Proceedings                                                             22

      Item 2.             Changes in Securities                                                         22

      Item 3.             Defaults upon Senior Securities                                               22

      Item 4.             Submission of Matters to a Vote of Security Holders                           22

      Item 5.             Other Information                                                             22

      Item 6.             Exhibits and Reports on Form 8-K                                              22

    Signatures                                                                                          24


                         PART I - FINANCIAL INFORMATION
-------------------------------------------------------------------------------


ITEM I            CONDENSED FINANCIAL STATEMENTS

                                  Insynq, Inc.

                            Condensed Balance Sheets

                                                                   August 31, 2002              May 31, 2002
                                                                 ---------------------      ---------------------
                  ASSETS                                             (unaudited)
Current assets
    Cash                                                         $           6,107          $           9,760
    Restricted cash                                                              -                     10,355
    Accounts receivable, net of allowance for doubtful
accounts
        of $25,000                                                          60,568                     21,964
    Related party receivables                                               83,041                     68,601
    Prepaid expenses                                                       233,782                    238,715
                                                                 ---------------------      ---------------------

                    Total current assets                                   383,498                    349,395
                                                                 ---------------------      ---------------------

Equipment, net                                                             429,091                    485,617
                                                                 ---------------------      ---------------------

Other assets
    Interest receivable - related party                                      6,463                      3,604
    Intangible assets, net                                                  20,085                     26,585
    Deposits                                                                 6,345                      6,345
                                                                 ---------------------      ---------------------

           Total other assets                                               32,893                     36,534
                                                                 ---------------------      ---------------------

           Total assets                                          $         845,482          $         871,546
                                                                 =====================      =====================

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
    Notes payable                                                $          21,320          $           9,833
    Related party notes payable                                          1,309,528                  1,315,429
    Accounts payable                                                     1,073,233                    983,516
    Accrued liabilities                                                  1,927,891                  1,845,099
    Convertible debentures, net of discount of $416,779
       and        $458,971, respectively                                 1,257,171                    969,479
    Customer deposits                                                       39,746                     33,070
    Deferred compensation                                                   66,792                     61,043
    Capital lease obligations                                              843,776                    818,840
                                                                 --------------------       -------------------

           Total current liabilities                                     6,539,457                  6,046,309
                                                                 --------------------       -------------------

Commitments and contingencies                                                    -                         -

Stockholders' deficit
    Preferred stock, $0.001 par value, 10,000,000 shares
       authorized, no shares issued and outstanding                              -                         -
    Class A common stock, $0.001 par value, 10,000,000 shares
       authorized, 5,000,000 shares issued and outstanding                   5,000                     5,000
    Common stock, $0.001 par value, 250,000,000 shares
       authorized, 66,520,503 and 59,457,003 shares issued and
       outstanding as of August 31, 2002 and May 31, 2002,
       respectively                                                         66,521                     59,457
    Additional paid-in capital                                          17,878,853                 17,590,919
    Notes receivable from officers                                         (90,000)                   (90,000)
    Unearned compensation and services                                     (92,987)                  (143,149)
    Accumulated deficit                                                (23,461,362)               (22,596,990)
                                                                 --------------------       -------------------

           Total stockholders' deficit                                  (5,693,975)                (5,174,763)
                                                                 --------------------       -------------------

           Total liabilities and stockholders' deficit           $         845,482          $         871,546
                                                                 ====================       ===================

The accompanying notes are an integral part of these condensed financial statements.



                                  Insynq, Inc.
                       Condensed Statements of Operations
                                   (unaudited)

                                                                                Three months ended
                                                                                    August 31,
                                                                           ------------------------------
                                                                              2002             2001
                                                                           -----------     --------------

       Revenues                                                          $    234,163    $       194,565
                                                                           -----------     --------------

       Costs and expenses
          Direct cost of services                                             191,657            319,867
          Network and infrastructure costs                                      1,802             29,327
          Selling, general and administrative
            Non-cash compensation                                             131,361            516,668
            Other                                                             325,733            725,998
          Research and development                                                  -             58,981
                                                                           -----------     --------------
                                                                              650,553          1,650,841
                                                                           -----------     --------------

       Loss from operations                                                 (416,390)        (1,456,276)
                                                                           -----------     --------------

       Other income (expense)
         Other income                                                           3,372             36,777
         Loss from disposal of assets                                         (6,472)           (46,897)
         Interest expense
           Non-cash                                                         (417,997)          (103,978)
           Other                                                             (26,885)           (86,464)
                                                                           -----------     --------------
       Other expense, net                                                   (447,982)          (200,562)
                                                                           -----------     --------------

       Net loss                                                          $  (864,372)    $   (1,656,838)
                                                                           ===========     ==============


       Net loss per common share - basic and
         diluted                                                         $     (0.01)    $        (0.05)
                                                                           ===========     ==============

The accompanying notes are an integral part of these condensed financial statements.


                                  Insynq, Inc.
                  Condensed Statement of Stockholders' Deficit
                                   (unaudited)

                       Three Months Ended August 31, 2002

                           Class A Common Stock       Common Stock       Notes
                                                                   Additional   Receivable                                     Total
                                                                  Paid-In       From        Unearned      Accumulated  Stockholders'
                                                                   Capital     Officers    Compensation      Deficit       Deficit


                            Shares     Amount      Shares      Amount
                           --------------- ------------ ---------- ------------ ------------ -------------- --------------- -------
Balance, May 31, 2002      5,000,000 $5,000  59,457,003  $59,457$17,590,919 $ (90,000)   $(143,149) $(22,596,990)   $(5,174,763)
                           ---------- ---------- ------------ ---------- ------------ ------------ -------------- ---------------

Issuance of common stock
in conjunction with
exercise of options                                1,063,500      1,064        2,264                                         3,328

Issuance of common stock
in conjunction with
exercise of warrants                                 250,000        250        (250)                                             -

Issuance of common stock
for consulting and
marketing services
received                                             900,000        900        2,070                                          2,970

Issuance of common stock
for employee
compensation                                       1,250,000      1,250        2,500                                          3,750

Issuance of common stock
in conjunction with
conversion of debentures                           3,600,000      3,600          900                                           4,500

Amortization of unearned
compensation                                                                                              50,162              50,162

Allocation of discount
on convertible debentures                                                    250,000                                         250,000

Issuance of stock
options to non employees                                                      30,450                                          30,450

Net loss, three months
ended August 31, 2002                                                                                       (864,372)      (864,372)
                           ---------- ---------- ------------ ---------- ------------ ------------ -------------- ------------------

Balance, August 31, 2002   5,000,000   $5,000     66,520,503    $66,521  $17,878,853   $(90,000) $(92,987) $(23,461,362 $(5,693,975)
                           ---------- ---------- ------------ ---------- ------------ ------------ -------------- --------------

The accompanying notes are an integral part of this condensed financial statement.



                                  Insynq, Inc.
                       Condensed Statements of Cash Flows
                                   (unaudited)

                                                                            Three Months Ended August 31,
                                                                      -------------------------------------------
                                                                             2002                   2001
                                                                      -------------------    --------------------

Cash flows from operating activities
    Net loss                                                               $(864,372)           $(1,656,838)
    Adjustments to reconcile net loss to cash used in
      operating activities:
        Depreciation and amortization                                         56,554                 62,179
        Loss on disposal of assets                                             6,472                 46,898
        Loss on forfeited deposit                                                  -                 71,000
        Gain on forgiveness of debts                                               -                (36,000)
        Issuance of common stock for services and exercise of                 10,048                 47,191
        options
        Issuance of options and warrants for services, and
          amortization                                                        50,162                356,493
          of unearned compensation
        Issuance of options to non employees                                  30,450                      -
        Discount on capital lease                                              7,867                  7,867
        Warrants and beneficial conversion features of debentures            292,192                203,914
        Capitalized interest on leased assets and notes receivable            21,049                 21,310
           Changes in assets and liabilities:
            Accounts receivable and related party receivables                (53,044)                14,579
            Prepaid expenses                                                   4,933                  6,691
            Deposits                                                               -                 (4,791)
            Accounts payable                                                  89,717                (37,033)
            Accrued liabilities                                               82,792                100,349
            Customer deposits                                                  6,676                 (6,604)
            Deferred compensation                                              5,749                 17,188
                                                                      -------------------    --------------------

               Net cash used in operating activities                        (252,755)              (785,607)
                                                                      -------------------    --------------------

Cash flows from financing activities
    Bank overdraft                                                                 -                 47,736
    Proceeds from notes payable and related party notes payable                2,175                 78,176
    Proceeds from issuance of common stock and exercise of options
        and warrants                                                               -                 32,000
    Proceeds from convertible debentures                                     250,000                650,000
    Payments on short term notes payable                                      (6,589)               (12,950)
    Payments on capital lease obligations                                     (6,839)                (6,125)
     Proceeds from restricted cash released from escrow                       10,355                      -
                                                                      -------------------    --------------------

               Net cash provided by financing activities                     249,102                788,837
                                                                      -------------------    --------------------


Net (decrease) increase in cash                                               (3,653)                 3,230

Cash at beginning of period                                                    9,760                 26,900
                                                                      -------------------    --------------------

Cash at end of period                                                 $        6,107         $       30,130
                                                                      ===================    ====================

The accompanying notes are an integral part of these condensed financial statements.


                                  Insynq, Inc.
                     Notes to Condensed Financial Statements
                                 August 31, 2002
                                   (unaudited)

Note 1 - Condensed Financial Statements

Insynq, Inc. (the Company) is a Delaware corporation headquartered in Tacoma, Washington USA. The Company is an application hosting and managed software service provider that provides server-based computing access and services to customers who decide to augment all or part of their information technology requirements. Customers pay a monthly fee for their services and connect to Company's server farm primarily through either the Internet, wireless or DSL connection.

On February 18, 2000, the Company closed an asset purchase transaction (Acquisition) in which Xcel Management, Inc. (Xcel), a non-operating public shell company, acquired substantially all of the assets of Company. Under accounting principles generally accepted in the United States of America, the Acquisition was considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition was equivalent to the issuance of stock by the Company for the net monetary assets of Xcel accompanied by a recapitalization, and was accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition was identical to that resulting from a reverse acquisition, except that no goodwill was recorded. Under reverse takeover accounting, the post-reverse-acquisition financial statements of the "legal acquirer" Xcel, are those of the "legal acquiree" Insynq (the accounting acquirer).

On August 3, 2000, Xcel completed a re-incorporation as a Delaware corporation and changed its' name to Insynq, Inc. In connection with the re-incorporation, the stockholders unanimously voted for the adoption of a plan of re-capitalization pursuant to which the issued and outstanding shares of the Company's common stock, would forward split, two-for-one, so that holders of common stock would receive two shares of the Company's $0.001 par value common stock for each share held. The 9,915,424 shares of common stock outstanding immediately prior to the reorganization were converted to 19,830,848 shares of common stock, and outstanding options and warrants to purchase shares were converted into options and warrants entitling the holders to purchase twice as many shares upon exercise of such options and warrants. Loss per share calculations includes the Company's change in capital structure for all periods presented.

The condensed financial statements as of August 31, 2002 and for the three months ended August 31, 2002 and 2001 are unaudited. In the opinion of management, such condensed financial statements include all adjustments (consisting only of normal recurring accruals) necessary for the fair presentation of the financial position and the results of operations. The results of operations for the three months ended August 31, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year. The condensed balance sheet information as of May 31, 2002 was derived from the audited financial statements included in the Company's annual report Form 10-KSB. The interim condensed financial statements should be read in conjunction with that report.

Note 2 - Going Concern and Management Plans

The Company's financial statements for the three months ended August 31, 2002 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. For the three months ended August 31, 2002, the Company has a net loss of $864,372 and a negative cash flow from operations of $252,755. The Company had a working capital deficit of $6,155,959 and a stockholders' deficit of $5,693,975 at August 31, 2002. The Company's working capital deficit as of August 31, 2002 may not enable it to meet certain financial objectives as presently structured.

As of August 31, 2002, the Company is in default on a capitalized lease obligation, six related party notes payable and two convertible debentures. The assets of the underlying lease are critical to the Company's operations. The Company has initiated contact to restructure the lease obligation, and, due to the current economic climate and current market for the equipment, the Company anticipates that it can successfully restructure this obligation. As a contingency plan for the backup of this equipment, the Company entered into another equipment lease agreement in August 2001 for similar equipment to support its customer base. The Company is past due on six related party notes payable with principal totaling approximately $1,307,400, and two convertible debentures with a face value of $573,950. Total accrued interest related to these obligations is approximately $291,100. In addition, the Company has a letter of intent from one related party to convert approximately $1,300,000 of principle and accrued interest into preferred stock.

The development and marketing of the Company's technology and products will continue to require a commitment of substantial funds. Currently, pursuant to
Item 303(b)(1) and (3) of Regulation SB, the Company has no material capital commitments. However, should the Company be forced to seek other equipment in the open market, based on its inability to restructure its capital lease obligation, the Company would attempt to raise the necessary finances. These amounts, however, are currently not quantifiable.

The Company has retained legal counsel for representation in current negotiations with the Internal Revenue Service (IRS) regarding an Offer In Compromise and eventually structuring a payment plan for past due taxes. The IRS has required the Company to meet certain conditions in order to proceed with the offer and negotiations, one of which is to be current on all payroll tax deposits and reporting. If the Company is unsuccessful in its offer, the IRS could seize and sell some, if not all, the assets of the Company or the Company will be forced to file for bankruptcy.

The condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company is devoting its efforts into establishing a business in the new emerging Managed Services Provider industry. The Company is establishing alliances with Independent Software Vendors and Internet Service Providers to provide access to their applications for their customers and building new channels for marketing products to potential customers. As a result of these new alliances and products, the Company will be able to provide additional and enhanced services to customers. The Company is continuing to develop new products to enable the deployment of and on going management of the Company services. In addition, on December 21, 2001, the Company completed negotiations with a national communication corporation. After another year of market testing and product development, the telecommunication firm has agreed to go to market with these services. These bundled services or products will be delivered on a subscription basis.

The Company successfully implemented cost containment strategies and continues to devote significant efforts in the development of new products and opening new markets. Also, the Company continues to contact vendors with past due account balances with the intention of settling the balance due for cash at either less than face or structure a long-term payment plan. To date, Company negotiations to settle creditors' debts have been very favorable and well received.

However, the rate at which the Company expends its resources is variable, may be accelerated, and will depend on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding, if any, will be available on acceptable terms. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and products, and, therefore, the success of its future operations.

Note 3 - Loss Per Common Share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding available to common stockholders during the period. The weighted average number of common shares outstanding was 63,679,099 and 35,663,143 for the three months ended August 31, 2002 and 2001. The computation for loss per common share, assuming dilution, for the three months ended August 31, 2002 and 2001, was anti-dilutive, and therefore, is not included.

Note 4 - Accrued Liabilities

Accrued liabilities consist of the following at as of August 31, 2002:

                    Salaries and benefits                                   $    297,106
                    Taxes
                         Payroll                                                 471,830
                         Business                                                112,420
                         Penalties and interest                                  246,030
                    Interest                                                     366,462
                    Licenses, consulting and other                               434,043
                                                                            ---------------

                                                                             $  1,927,891
                                                                            ===============

As of August 31, 2002, the Company was delinquent on approximately $816,000 of its payroll and business taxes and related penalties and interest. The majority of the past due amount, or approximately $670, 000, is for payroll taxes, penalties and interest due to the Internal Revenue Service (IRS). In April 2002, the IRS filed a Federal Tax Lien on the assets of the Company for all past due employment taxes, penalties and accrued interest. The Company has submitted an Offer In Compromise (OIC) to the Internal Revenue Service seeking relief on a portion of its overall obligation and structure a payment plan on the settled amount of taxes due. The OIC is subject to the Company remaining current on all current and future payroll tax deposits and reporting. Unless the Company and the IRS agree to a mutually agreeable workout, the IRS could take possession of the Company's assets or the Company will be forced to file for bankruptcy.

The Company has consummated workout arrangements with four state taxing agencies for past due taxes. As of August 31, 2002, the Company owes approximately $58,000 pursuant to these workout agreements. Terms of these workouts require monthly payments ranging from $290 to $1,000, to include varying rates of interest, over periods ranging from ten to twenty-four months. Three of the above state taxing agencies filed either a warrant or a lien with local county authorities to protect its position during their respective workout periods.

Additionally, two liens have been filed by two other states for past due taxes, plus accrued penalties and interest. One lien, for approximately $28,000, is to a state for prior year's income taxes assessed to the predecessor company of Insynq, Inc. This amount has been disputed and amended returns to correct this deficiency have been filed, but not yet approved. The second lien is to another state for payroll taxes, penalties and interest totaling approximately $30,000. The Company has submitted a proposal for a workout settlement on this state's payroll taxes but has not yet received either acceptance or rejection of its offer.

Note 5 - Notes Receivables - Officers

In January 2002, the Company entered into two promissory notes totaling $90,000 with two of its officers in conjunction with the exercising of non qualified class A common stock options. Each note bears interest at 12% per annum, payable on or before June 2003 and is secured with 5,000,000 shares of class A common stock As of August 31, 2002 total accrued interest is approximately $6,500.

Note 6 - Related Party Notes Payable

The Company has short-term promissory notes with stockholders, a corporate officer, and a prior employee. All related party notes, plus accrued interest, were due within one year or on demand and consist of the following at August 31, 2002:

     Note payable to stockholder, past due, originally due November 2, 2001, plus accrued interest; bearing interest at 10% and is unsecured. The
     Company has received a letter of intent to convert the principle and
     accrued interest, totaling approximately $1,300,000, into preferred stock           $      1,162,000

     Various notes payable to related parties, past due, with various due dates ranging through April 20, 2002; bearing default interest ranging
     from 18% to 21%, and are unsecured                                                           147,528
                                                                                            ---------------

                                                                                         $      1,309,528
                                                                                            ===============

Note 7 - Notes Payable

The Company has a $15,000 revolving line of credit with a bank. As of August 31, 2002, the balance was $14,764. This note is unsecured and bears interest at prime plus 6%. Prime at August 31, 2002 was 4.75%. The outstanding amount is included in notes payable in the accompanying balance sheet.

The Company has two notes payable to two vendors. Both notes are past due. Monthly installment payments were $1,692, including default interest at 18%, and are unsecured. At August 31, 2002, the outstanding balance of the notes amounted to $6,556, and is included in notes payable in the accompanying balance sheet.

Note 8 - Convertible Debentures

On June 29, 2001, the Company entered into a private financing transaction with three investors for a total of $1,200,000, 12% convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $0.18 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by fifty percent (50%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.04 per share. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, the Company may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of August 31, 2002 two issuances of convertible debentures totaling $573,950 plus accrued interest of approximately $57,200 matured on June 29, 2002 and August 14, 2002. These obligations were to be converted into cash and/or common stock on or before the conversion (maturity) date. These two financial instruments are in default and are subject to default interest at fifteen percent (15%) per annum.

On January 24, 2002, the Company entered into a second agreement to issue $550,000, 12% convertible debentures, and 2,200,000 warrants. The debentures are convertible into shares of common stock at the lesser of (i) $0.008 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by 50%. The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,200,000 shares of common stock at the lesser of $0.007 per share or the average of the lowest three trading prices during the twenty trading days immediately prior to exercise. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, the Company may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. In July 2002 the Company received $250,000 of debentures from this agreement and issued 1,000,000 warrants. The Company also recorded discounts of $250,000, equal to the fair value of the convertible debentures and warrants as determined using the Black Scholes pricing model and the intrinsic value of the beneficial conversion features. As of August 31, 2002, the Company has received $550,000 from the issuance of these secured convertible debentures.

As of August 31, 2002, investors have purchased a total of $1,750,000 of convertible debentures, and have converted $76,050 of debentures and $27,993 of accrued interest into 19,323,243 shares of common stock.

For the three months ended August 31, 2002, the Company recognized $292,192 of interest expense on the discounts of the convertible debentures. The unamortized discount at August 31, 2002 is $416,779.

See also Note 15 - Subsequent Events, for additional disclosures on secured convertible debentures issued September 27, 2002 and the maturity of $150,000 of convertible debentures on October 17, 2002.

Note 9 - Capital Lease Obligation

The Company is in default on a capital lease obligation. Accordingly, the lease has been classified as a current obligation.

Note 10 - Common Stock

On November 19, 2001, by a majority vote of the stockholders, The Company authorized an additional 150,000,000 shares of common stock, increasing the total to 250,000,000. Outstanding shares of common stock at August 31, 2002 totaled 66,520,503.

Outstanding warrants and options to purchase shares of common stock as of August 31, 2002 totaled 30,865,603.

Note 11 - Stock Options

On March 31, 2000, the Company's Board of Directors adopted two long-term incentive plans (Plans), described as follows:

2000 Long Term Incentive Plan (LTIP)

The LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to directors, officers, employees and consultants. At the adoption of this plan, the Company set aside 16,675,300 shares of common stock, which may be issued upon the exercise of options granted. On November 19, 2001 the shareholders approved an amendment to the LTIP, which would set aside an additional 15,000,000 shares of common stock for a total of 31,675,300 shares of common stock, which may be issued upon the exercise of options granted. As of August 31, 2002, options available for issuance are 10,069,587 and outstanding options granted totaled 13,660,343.

2000 Executive Long Term Incentive Plan (Executive LTIP)

The Executive LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to executive officers of the Company. The Company set aside 5,400,000 shares of class A common stock under this plan at its adoption. On December 10, 2001, the Company was authorized by the Board of Directors to re-price all of the Executive LITP stock options from an exercise price of $0.50 per share to an exercise price of $0.018 per share, which was the fair market value on December 10, 2001. On January 31, 2002, all outstanding non-qualified stock options totaling 5,000,000 shares were exercised into class A common stock in exchange for promissory notes totaling $90,000. In accordance with GAAP, because of the reduction of the exercise price and the consideration received by the Company, two non-recourse promissory notes collateralized by the shares to be issued, these transactions are accounted for as modifications of the original option agreements requiring variable accounting and the promissory notes are classified as a reduction of stockholders' equity.

Note 12 - Warrants

Warrants outstanding to purchase common stock as of August 31, 2002 totaled 17,205,260.

Note 13 - Contingencies and Commitments

On September 6, 2001, the Company was served with a summons and complaint by its former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 500,000 shares of common stock, valued at $80,000, in partial settlement of its then existing lease, and, (b.) a default by the Company on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus triple net charges estimated at approximately $3,038 per month and beginning in year two, an increase equal to the change in the annual consumer price index but not less than annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease. Terms of the second lease call for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003. On October 4, 2001, the Company's former landlords filed a summons and complaint with local jurisdictional court for a summary judgment motion on all claims. All claims under this motion were initially denied. However, on May 10, 2002, the Court awarded a partial summary judgment in favor of the former landlords for approximately $170,000. The Company has previously recorded approximately $170,000 of expense related to this award. The Company anticipates filing a motion to request the Court to vacate the partial summary judgment in light of new evidence and/or appeal the Court's decision.

It is the opinion of management and its legal counsel that the settlement agreement signed in May 2001 requiring the signing of the two new leases was entered into under economic duress, based on misrepresentation, and, was signed in bad faith on the part of the former landlords. As such, it is management's opinion that the settlement agreement and the two lease agreements are void.

Management believes that the ultimate outcome of this litigation will be that the former landlords will not be successful in their assertions under their claim(s). Any additional claim under this dispute is not recognized in the accompanying financial statements. The Company denies the allegations under this claim and believes this claim is without merit and intends to continuously and vigorously defend against this lawsuit.

On October 9, 2002, the Company settled an alleged grievance filed by a former employee for $30,000.

Note 14 - Other Disclosures

Non-cash investing and financing activities included the following for the three months ended:

                                                                                           August 31,
                                                                                      2002             2001
                                                                                      ----             ----

Discount on convertible debentures                                               $   250,000   $      650,000
Convertible debentures converted into common stock                                     4,500                -
Accrued liabilities converted into common stock                                            -           64,536
Accounts payable converted into common stock                                               -            2,000

Cash paid for interest                                                         $       6,903  $        15,026


Selling, general and administrative expenses for the three months ended are:

                                                                            August 31,
                                                                       2002               2001
                                                                       ----               ----

 Salaries                                                     $            159,762  $       238,060
 Benefits                                                                    6,815           14,904
 Rent                                                                        5,046          138,149
 Consulting                                                                133,231          593,096
 Legal, accounting and professional                                         60,461          177,983
 Telephone and utilities                                                     4,213           15,146
 Taxes                                                                      16,708           41,086
 Administration, supplies and repairs                                        5,087            5,776
 Travel and entertainment                                                    6,901            7,396
 Insurance                                                                     502          (1,319)
 Other and settlements                                                      58,368           12,389
                                                                -------------------  ---------------
          Total                                               $            457,094  $
                                                                                          1,242,666
                                                                ===================  ===============


 Non-cash compensation                                        $            131,361  $       516,668
 Other                                                                     325,733          725,998
                                                                -------------------  ---------------
          Total                                               $            457,094  $
                                                                                          1,242,666
                                                                ===================  ===============

Note 15 - Subsequent Events

On September 27, 2002 the Company entered into an agreement to sell $450,000 of 12% secured convertible debentures and for each one dollar ($1.00) invested, two warrants will be issued to purchase two shares of common stock. The convertible debentures will mature and become due one year from the date of issuance. As of October 17, 2002 the Company issued $120,000 convertible debentures and 240,000 warrants.

On October 17, 2002, a convertible debenture with a face value of $150,000 matured. Terms of the agreement call for conversion of this debenture into cash and / or common stock on or before the conversion (maturity) date. As of the date of this report the Company is in default in payment on the principal and the related accrued interest of approximately $15,535. Since this financial instrument is in default, it is subject to default interest at fifteen percent (15%) per annum.

Re-capitalization and Reorganization. By unanimous vote of the Board of Directors on July 25, 2002, the Company was authorized to re-incorporate in the state of Nevada on/or about November 18, 2002 for the purpose of providing greater flexibility and simplicity to corporate transactions, reduce taxes and other costs of doing business, reduce the amount of short sales of the common stock, reduce the amount of issued and outstanding common stock, and to provide management a controlling security interest. In order to accomplish the re-incorporation, in accordance with the laws of the states of Delaware and Nevada, the Company will merge into, and with, its wholly owned subsidiary, Insynq, Inc. (Nevada), formed under the laws of the state of Nevada pursuant to a formal Plan of Merger. Under terms of the Plan of Merger, Insynq, Inc. (Nevada) will be the surviving corporation and Insynq, Inc. (Delaware) will be the terminated corporation.

On July 25, 2002, the Board of Directors authorized the issuance of a series of preferred stock designated Series A Convertible Preferred in the amount 2,100,000 shares with a par value of $0.001. which designation was filed and became effective in October, 2002. Each share is entitled to vote 50 times the number of common stock, and, is convertible upon the merger, initially, at the rate of 10 shares of common stock for each full share of Convertible Preferred Stock.

Under the terms of the Plan of Merger, each issued share of common stock of Insynq, Inc. (Delaware) will be converted into one-hundredth (.01) share of the surviving company, Insynq, Inc. (Nevada). Options, warrants and convertible securities to purchase common stock of the Company will also be exchanged for similar securities issued by Insynq, Inc. (Nevada) without adjustment as to the number of shares issuable or the total exercise price.

The following table summarizes the transactions of the issued and outstanding securities since August 31, 2002, to include the effects of the reverse merger:

                                               Series A
                                             Convertible            Class A
                                           Preferred Stock       Common Stock           Common Stock
                                           ----------------- ---------------------- ---------------------
        Balance, August 31, 2002                      - 0 -              5,000,000            66,520,503
                                           ----------------- ---------------------- ---------------------
        Issuance of common stock for
        services                                                                                   7,000
        Issuance of common stock in
        conjunction with the acquisition
        of customer base                                                                       1,950,000
        Effects of conversion from
        common stock to preferred                   946,411                                  (9,464,110)
        Effects of 10 shares of Class A
        into 1 share of preferred                   500,000            (5,000,000)
        Issuance of preferred for
        services rendered                             8,000
                                           ----------------- ---------------------- ---------------------

        Balance, October 17, 2002                 1,454,411                  - 0 -            59,013,393
                                           ================= ====================== =====================


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
-------------------------------------------------------------------------------

         The following discussion and analysis should be read in conjunction with the condensed financial statements and including notes thereto, appearing in this Form 10-QSB and in our May 31, 2002 annual report on Form 10-KSB.

         Except for the historical information contained herein, this Quarterly Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

         The statements contained in this report that are not historical facts, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements are made based upon our management's current expectations and beliefs concerning future developments and their potential effects upon us. Our actual results could differ materially from those anticipated for many reasons. Factors that could cause or contribute to the differences include, but are not limited to, availability of financial resources adequate for short-, medium- and long-term needs, demand for our products and services and market acceptance, as well as those factors discussed in the "Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this report.

         Our management disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

         A more detailed discussion of these factors is presented in our May 31, 2002 annual report on Form 10-KSB.

Overview

         We were originally incorporated as Xcel Management, Inc. in the state of Utah on May 22, 1980, under the name Ward's Gas and Oil, to engage in the oil and gas business, which business was terminated a few years after operations commenced. Xcel then changed its name to Palace Casinos, Inc. and from November 1992 until approximately 1995, it was engaged, through its wholly owned subsidiary, in the development of a dockside gaming facility in Biloxi, Mississippi. On December 1, 1994, Xcel and its wholly owned subsidiary each filed voluntary petitions for bankruptcy under Chapter 11 of the federal bankruptcy laws. On June 16, 1999, the bankruptcy court confirmed a plan of reorganization whereby the obligations of Xcel's creditors were satisfied. On February 18, 2000, Xcel and Insynq, Inc. a Washington company formed on August 31, 1998, closed an asset purchase transaction in which Xcel acquired substantially all of the assets of Insynq. Subsequent to the asset purchase transaction, Xcel continued to develop the business of Insynq.On August 3, 2000, at a special meeting of Xcel's stockholders, Xcel completed a re-incorporation merger with its wholly owned subsidiary, Insynq, Inc., a Delaware corporation. Today, as the combined and surviving entity, Insynq, Inc. continues to develop the IQ Utility Service while incorporating the customer premise equipment developed as part of the IQ Delivery System.

         We provide Internet appliances, known as customer premise equipment, managed and hosted software services, Web hosting services, Web-based local and wide area networks, and access to Internet marketing assistance and related equipment and services. These products and services are offered as components or as an integrated whole, either sold directly or on a fee or subscription basis.

         We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hardware and hosted software and access to Internet-related services. We provide products and services to our customer subscriber base, which allows our customers to adopt "Web-based" computing that serves as an alternative to both traditional local wide area networks and traditional client-server implementations. Generally, we market our self as an Internet utility company that can provide all of the computer software, hardware, connectivity and Internet-access needs for its customers on a cost effective basis.

         We currently have several independent software vendors' products on line using the IQ Data Utility Service computing services and anticipate signing various agreements with additional organizations in the next few months. We expect to increase the subscriber base through these respective sales channels. Software vendor relationships currently in place include Microsoft Corporation, Network Associates, Inc./McAfee, and Macola Software.

         The complete IQ Delivery System and Internet Utility Service include managed network and application services, which can span from a customer's keyboard to the data center. We provide certain equipment, which is kept on our customer's premises, including a simplified, diskless workstation or thin client, and a multi-function router, our IQ Delivery System, which is entirely managed and maintained by us. The system can also include Internet-access services provided by us or by a user selected telecommunications partner/provider. The final piece of the system is the data center, which is located in Bellingham, Washington. This facility, with redundant power, bandwidth, and cooling, house the servers and routers and equipment. While this is the recommended configuration for customer use to take advantage of the full services offered, customers are free to choose which components they would like to use.

         In fiscal 2003 (fiscal year ending May 31, 2003), we plan to focus on sales growth, controlling expenses and restructure the debt. We will strive to build on our core value of customer service and delivery of our hosted services at a competitive price.

Results of Operations

We incurred a net loss of $864,372 for the three months ended August 31, 2002 as compared to a net loss of $1,656,838 for the three months ended August 31, 2001. The net loss for the three months ended August 31, 2002 resulted primarily from:

o discounted or free services as we marketed our products and services, o professional and consulting fees, o issuance and amortization of common stock, warrants and options for services, o contract settlements, and o interest expense.

         The decrease in the net loss for the three months ended August 31, 2002 of $792,466 as compared to the three months ended August 31, 2001 resulted primarily from:

o        increase in net revenue,
o        decrease in legal and consulting fees,
o        decrease in wages and related  taxes and benefits,
o        decrease in rent, and
o        decrease in abandoned leasehold improvements

         Total revenue for the three months ended August 31, 2002 and 2001 was $234,163 and $194,565, respectively, This current quarter's performance represents an increase of $39,598 over the prior comparable period, or approximately an increase of 20%. The primary sources of revenue are as follows:

                                   Three months ended August     Three months ended August     2002 increase over 2001
                                   --------------------------    --------------------------    -----------------------
                                            31, 2002                      31, 2001
                                            --------                      --------
         Revenue                      Amount       Percent of       Amount        Percent of       Amount       Percent
Source                                                Total                         Total
--------------------------------- ---------------- ------------ ---------------- ------------- --------------- -----------
1. Seat subscriptions, net of          $  189,535        80.9%  $       156,787         80.6%  $                    20.9%
   discounts                                                                                   32,748

2. Managed software and                     5,558          2.4           21,686          11.1        (16,128)     (74.4)%
   support

3. License rentals, hardware               39,070         16.7           16,092           8.3          22,978      142.8%
   and software sales, and other

                                  ---------------- ------------ ---------------- ------------- --------------- -----------
     Total                        $                     100.0%  $       194,565        100.0%  $                    20.4%
                                  234,163                                                      39,598
                                  ---------------- ------------ ---------------- ------------- --------------- -----------

         The increase in revenue can be directly attributed to an acquisition of 126 seats from another application service provider company in September of 2001 and the result of increased marketing over the Internet. While we have experienced growth in revenue in each quarter of our existence, prior growth rates should not be considered as necessarily indicative of future growth rates or operating results for the fiscal ending 2003. We expect future revenue from all sources to trend away from our practice of providing discounts and free offerings as experienced in the first quarter, Fiscal 2003, because we are continuing to develop our sales programs, implement our sales and marketing strategies, increase consumer understanding and awareness of our technology, and prove our business model.

         Our continued growth is significantly dependent upon our ability to generate sales relating to our subscription and managed software services. Our main priorities relating to revenue are:

o increase market awareness of our products and services through our strategic marketing plan, o growth in the number of customers and seats per customer, o continue to accomplish technological economies of scale, and o continue to streamline and maximize efficiencies in our system implementation model.

Costs and Expenses

         During the three months ended August 31, 2002, we incurred direct costs of services provided of $191,657. This represents a decrease of $128,210 as compared to the three months ended August 31, 2001. Network and infrastructure costs were $1,802 and $29,327, for the three months ended August 31, 2002 and 2001, respectively.

         Selling and general and administrative costs were $457,094 and $1,242,666 for the three months ended August 31, 2002 and 2001, respectively. The current decrease in expenses for the three months ended August 31, 2002 can be directly attributed to our managements' committed efforts, beginning in the fall of 2000, to restructure our operations and reduce our expenses. Of significance for the three months ended August 31, 2002, is a $385,307 decrease of comparable period expenses requiring non-cash compensation. Non-cash compensation is generally representative of the fair value of common stock, options and warrants issued for services, and the amortization of unearned compensation. Cash expenses for the three months ended August 31, 2002 and 2001 were $325,733 and $725,998, respectively. The decrease of $400,265, is the result of managements' plans and continual efforts to cut costs in all departments.

         Overall, we reduced operating expenses for the three months ended August 31, 2002, as compared to the three months ended August 31, 2001, by over $1,000,000, but maintained a growth in revenue of 20% for the three months ended August 31, 2002 as compared to August 31, 2001.


         Interest expense was $444,882 for the three months ended August 31, 2002 compared to $190,442 for the same period ended August 31, 2001. The increase of $254,440 was due primarily to the recognition in the current period:
(a) accruing interest on the related party promissory notes, and, (b) accounting for non-cash interest recognized on the fair value of convertible debentures and warrants issued.

         Accounting for non-cash interest resulted in an increase of $314,019 between the two comparable three month periods ended August 31, 2002 and 2001. For the three months ended August 31, 2002, non-cash interest expense included $292,192 related to discount amortization of the 12% convertible debentures. Cash interest decreased $59,579 for the three months ended August 31, 2002 as compared to August 31, 2001.

Liquidity and Capital Resources

         We had cash and cash equivalents of $6,107 as of August 31, 2002, and a deficit in working capital of $6,155,959 at the same date. For the three months ended August 31, 2002, we used cash in our operating activities totaling $252,755 as compared to the same period one year ago of $785,607. The decrease in our usage of cash of over $532,000 was the result of managements' expense reduction plan, while increasing sales and maintaining customer service.

         We finance our operations and capital requirements primarily through private debt and equity offerings. For the three months ended August 31, 2002, we received cash totaling $262,530 from:

o borrowing on our credit line - $2,175, o release of restricted cash held in escrow $10,355 and, o issuance of convertible debentures $250,000.

         As of August 31, 2002, we had approximately $6,539,457 in current liabilities and past due debt. Of the total current debt, approximately $311,000 is deemed as a current trade payable, accrual or taxes due.

         We are late in payment of certain creditor trade payables of approximately $912,000.

         Recently, management has initiated re-negotiations with many of its creditors, by offering them cash payments for substantially less than the amounts due, or request a total forgiveness of the debt. We believe by continuing this important effort with a high degree of intensity, we will be able to reduce a significant part our past due creditor trade obligations. However, if we are not able to negotiate and execute payment plans or complete cash settlements with these creditors/vendors, we could experience a severe negative impact on our business resources and we may be forced to cease operations.

         We lease equipment under four capital leases, each expiring in 2003. As of August 31, 2002, our principal capital lease obligation for computer hardware, printers and related infrastructure is in default in the amount of approximately $820,500. We have initiated discussions to restructure this obligation, and, given the current market conditions, believe we will be successful in such attempt. If we are unable to successfully restructure this obligation, options remain open to us including, for example, returning the equipment and purchasing new equipment on the open market. As a precautionary measure, in fiscal 2002, we signed an additional operating lease agreement for similar equipment to support our current customer base. If negotiations do not go as planned, there still is no assurance that we would be able to locate other similar and necessary equipment or raise the funds necessary to make such further purchases or execute new leases. If all other methods fail, we might be able to outsource our data center function; however, there is no assurance that such methods will be available to us on favorable terms, or at all. If this were to occur then we may be unable to deliver to our customers their contracted services.

         As of October 17, 2002, we are delinquent in the payment of approximately $570,000 of business and payroll taxes, plus an estimated $246,000 of related assessed penalties and interest. The majority of the past due amount is for payroll taxes, penalties and interest due to the Internal Revenue Service. In April 2002, the Internal Revenue Service filed a federal tax lien for the past due employment related taxes, penalties and interest. We have retained legal counsel to represent us in our current negotiations with the Internal Revenue Service and we have submitted an offer in compromise, seeking relief on a portion of our overall obligation and structure a payment plan on the settled amount of taxes due. The Internal Revenue Service has imposed certain conditions on us in order to proceed with negotiations, one of which requires us to remain current on all future payroll tax deposits and reporting.

         We have executed workout agreements for past due taxes with four other respective taxing authorities. As of October 17, 2002 total principal balance due for these workouts is approximately $56,000. Terms of these four workouts require us to pay between $290 and $1,000 per month until the respective tax obligation is fulfilled. Three of the taxing agencies have either filed a lien or a warrant with the local county authorities to protect its position during the respective workout periods.

         Additionally, two liens have been filed by two other states for past due taxes, plus accrued interest and penalties. One lien was filed by the State of Utah for approximately $28,000 for prior year's income taxes assessed to our predecessor company. This amount is in dispute and amended returns to correct this deficiency have been filed, but not yet approved or denied. The second lien was filed by the State of California for past due payroll taxes, assessed penalties and accrued interest. Recently, the Company submitted a proposal for a long-term workout of the tax debt. We believe the proposal is currently in review and under consideration with the state authorities.

         There can be no assurances, however, that we will be able to agree or commit to any proposed terms set forth by the Internal Revenue Service or favorably negotiate terms with any of the other taxing authorities. If we are unsuccessful in our negotiations or fail to make our workout payments timely, the taxing authorities could take possession of some or all of our assets. Should this occur, we likely would be forced to cease our operations.

         As of August 31, 2002, we have approximately $364,000 of employee agreement related obligations in the form of accrued and deferred salaries. These obligations are primarily a result of applying the terms of existing employment agreements against that which we actually paid. Currently, management is negotiating with employees with employment agreements in order to reduce all deferred and accrued salaries. In July 2002, an officer forgave $24,501 of deferred compensation in consideration for 350,000 shares of common stock with a market value of $1,050.

         As of August 31, 2002, we have approximately $1,545,100 in short-term related party promissory notes, loans and accrued interest. All these obligations are past due. In settlement of these debts, our board of directors may authorize the issuance of a class of preferred stock. To-date, we have received a letter of intent to convert approximately $1,300,000 of this debt into preferred stock.

         As of August 31, 2002, we have also recorded outstanding convertible debentures of $1,673,950, plus related accrued interest of approximately $131,100 and unamortized discounts of $416,779.

         On June 29, 2001, we entered into a private financing transaction with three investors under which the investors initially purchased $550,000 from a total of $1,200,000 of our 12% convertible debentures. Investors purchased an additional $100,000 on August 15, 2001, $150,000 on October 17, 2001, and,
$400,000 on November 2, 2001 under this financing agreement. The debentures are convertible into shares of our common stock at the lesser of (i) $0.18 or (ii) the average of the lowest three trading prices on the twenty trading days prior to the notice of such conversion, discounted by 50%. The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at an exercise price per share equal to the lesser of (i) $.04 and (ii) the average of lowest three (3) trading prices during the twenty (20) trading days immediately prior to exercise of the warrants. If the 2,400,000 warrants were exercised on October 17, 2002, the warrant conversion price would be $0.001. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest of 12% per annum. On June 24, 2002, August 14, 2002 and October 17, 2002, the anniversary and maturity dates for certain convertible debentures and the related accrued interest were due and payable. Total combined principal due is $723,950 and total combined accrued interest is approximately $88,000. Currently, these financial instruments are in default and are subject to certain default provisions under the respective agreements.

         On July 8, 2002 investors holding certain convertible debentures exercised their position to convert $4,500 of debentures into 3,600,000 shares of common stock at an exercise price of $0.00125 per share.

         On January 24, 2002, we entered into a second private financing transaction to sell our 12% convertible debentures, to four investors, under which, the investors initially purchased $300,000. Proceeds from this initial transaction, net of fees and expenses, were $221,000, of which $77,000 was specifically escrowed and reserved for selected vendor settlements. The conversion price of the debentures is the lesser of $0.008, the fixed conversion price, or, the average of the lowest three intra-day trading prices during the twenty days immediately prior to the conversion date, discounted by 50%. For each one-dollar ($1.00) of debenture investment, we issued warrants to purchase four (4) shares of common stock. The warrant is exercisable from time to time up to two (2) years from date of issuance, at an exercise price equal to the lesser of $0.007 or the average of the three lowest inter-day trading prices during the twenty days immediately prior to the exercise. On July 10, 2002 we received the remaining $250,000 from issuance of convertible debentures related to this private financing, and issued an additional 1,000,000 warrants. If the 2,200,000 warrants were exercised on October 17, 2002, the warrant conversion price would be $0.001

         On September 27, 2002, we entered into a third private financing transaction to sell $450,000 of 12% convertible debentures, to two investors, under which, the investors initially purchased $120,000. Proceeds from this initial transaction, net of fees and professional expenses, were $50,481. Maturity date of this issuance is the one year anniversary date. The conversion price of the debentures is the lesser of $0.03, the fixed conversion price, or, the average of the lowest three intra-day trading prices during the twenty days immediately prior to the conversion date, discounted by 50%. For each one-dollar ($1.00) of debenture investment, we issue warrants to purchase two (2) shares of common stock. The warrant is exercisable from time to time up to five (5) years from date of issuance, at an exercise price of $0.01. Pursuant to terms of the agreement, additional investments in $30,000 increments will be made every thirty-days until a total of $450,000 has been invested.

         On June 29, 2002, August 14, 2002 and October 17, 2002 we were obligated to repay any unconverted funds plus accrued interest pursuant to our June 29, 2001 financing transaction, and through September 27, 2003, we will be obligated to repay all unconverted remaining funds pursuant to our June 29, 2001, January 24, 2002 and September 27, 2002 debenture agreements. We do not currently have the funds to repay the amounts that are due and we may not have the funds available to meet those requirements when they come due. Pursuant to the June 2001, the January 2002 and the September 2002 debenture agreements, any amount of principal and / or interest which is not paid when due is in default, and shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Management anticipates negotiations with the investors about amending the terms of the agreements.

         Our continuation as a going concern is dependent on our ability to obtain additional financing, and, generate sufficient cash flow from operations to meet our obligations on a timely basis. Our ability to raise capital in the future will be difficult because our securities purchase agreements with our debenture investors prohibit us from entering into any financial arrangement, which would involve the issuance of common stock for a period of two years without offering a right of first refusal to the debenture investors. Moreover, our ability to raise capital would also be difficult because our debentures issued in connection with the June 29, 2001, January 24, 2002 and September 27, 2002 private placements have floating conversion features which, when converted, would cause purchasers of our common stock to experience a substantial dilution of their investment.

         On September 6, 2001, we were served with a summons and complaint by our former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 500,000 shares of common stock, valued at $80,000, in partial settlement of the then existing lease, and, (b.) a default by us on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus estimated triple net charges currently at $3,038 per month and beginning in year two, annual consumer price index with a minimum annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease, excluding late fees, interest, legal fees and other charges. Terms of the second lease called for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003. On October 4, 2001, our former landlords filed a summons and complaint with the Superior Court of Washington for Pierce County for a summary judgment motion on all claims. All claims under this motion were denied. On May 10, 2002, the Court awarded a partial summary judgment in favor of the former landlords for approximately $170,000. We anticipate filing a motion requesting the court to vacate the summary judgment in light of new evidence and/or appeal the court's decision.

         We deny the allegations under this claim and believe it is without merit. It is the opinion of our management and our legal counsel that the settlement agreement signed in May 2001 that required the signing of the new leases were entered into under economic duress, based on misrepresentation and fraud and were signed in bad faith on the part of the former landlords. As such, it is our managements' opinion that the settlement agreement and the lease agreement are void. We intend to continue to vigorously defend against this lawsuit.

         We currently have no material commitments for capital requirements. If we were forced to purchase new equipment to replace the equipment we currently lease, any new leases would constitute a material capital commitment; however, we are currently unable to quantify such amounts. If this occurs, we will attempt to raise the necessary finances to make such purchases, but there is no assurance that we will be able to do so. Without the ability to quantify these amounts, we nonetheless believe that it would have a material impact on our business and our ability to maintain our operations.

         Since September 2000, we began implementation of an internal cost restructuring of our operations, both in sales and marketing, as well in our executive management team, and other critical cost cutting measures. In June 2001, we negotiated with many of our vendors to materially reduce amounts owed or attain more favorable long-term payment terms. In October 2001 we further reduced our staffing requirements and as a result of these measures, we have tightened the controls over our use of cash and, additionally, have taken steps to improve the billing and collection process. Our management forecasts the continuing effects of these changes will result in a substantial improvement of monthly cash flows. In addition to these changes, we have implemented a marketing program through our recently developed accounting vertical, which has dramatically reduced customer acquisition costs. The combination of the internal restructuring efforts and increased operational efficiencies will allow us to move toward profitability and to achieve our business plan and goals. We are also pursuing opportunities to merge and/or acquire compatible companies with which to leverage management, financial and operational resources. We believe these changes and strategies will position us well for future opportunities.

         We have recently signed several sales and marketing agreements. In particular, we have completed negotiations with a large U.S. telecommunication firm who will re-market, via private label, various services. We began this relationship by test marketing hosted software applications and managed services such as Microsoft Windows, MS Office, MS Exchange, virus protection, data storage and many other products and services to be bundled with broadband solutions. After a year of market test and product development, the telecommunication firm has agreed to go to market with these services. These bundled services or products will be delivered on a subscription basis.

         We have recently launched our e-Accounting Center portal located at WWW.CPA-ASP.COM, which has been designed to help the accounting professional manage and expand their business. It includes resources for marketing, promotion, professional education, and web design, as well as, step-by-step tips for transforming a traditional accounting business into an e-Accounting practice. In addition, we host the Intuit QuickBooks software application in our secure Data Center for CPA firms throughout the country. By centrally hosting the application and data in our Data Center, we give the CPA secure central access to all his remote customers' data. This gives the CPA the ability to manage more customers with fewer staff and, thereby, generating greater profitability for the CPA firm.

         This, in addition to an agreement with an accounting affiliation of approximately 60,000 subscribers, and the adoption of the IQ Data Utility Service solution by these and other accountants is providing access to professional accounting organizations and their client bases. Other services include business functions such as e-commerce, sales force automation, customer support, human resource and financial management, messaging and collaboration, and professional services automation. We believe that technology outsourcing, focused on these business fundamentals, will be the primary adopters of application service providers and managed service solutions in the next year. We are focusing all possible resources in developing our domain expertise in these areas to gain additional leverage and build broader service offerings that compliment our current services already being delivered to those markets. There can be no assurances, however, that we will substantially increase our monthly recurring revenues.

         We currently have no arrangements or commitments for accounts receivable financing. We believe our need for additional capital going forward will be met from private debt and equity offerings, and, increasingly, from revenues from operations as we continue to implement our strategic plan; however, future operations will be dependent upon our ability to secure sufficient sources of financing and adequate vendor credit. However, there can be no assurance that we will achieve any or all of these requirements.

         We are currently developing and refining our acquisition and expansion strategy. If we expand more rapidly than currently anticipated, if our working capital needs exceed our current expectations, or if we consummate acquisitions, we will need to raise additional capital from equity or debt sources. We cannot be sure that we will be able to obtain the additional financings to satisfy our cash requirements or to implement our growth strategy on acceptable terms or at all. Our ability to raise capital in the future will be difficult because our securities purchase agreements with our debenture investors prohibit us from entering into any financial arrangement which would involve the issuance of common stock for a period of two years from the date this registration statement becomes effective without offering a right of first refusal to the debenture investors. If we cannot obtain such financings on terms acceptable to us, our ability to fund our planned business expansion and to fund our on-going operations will be materially adversely affected. If we incur debt, the risks associated with our business and with owning our common stock could increase. If we raise capital through the sale of equity securities, the percentage ownership of our stockholders will be diluted. In addition, any new equity securities may have rights, preferences, or privileges senior to those of our common stock.

                           PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

None.

ITEM 2.  CHANGES IN SECURITIES

         None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

         None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None.

ITEM 5.  OTHER INFORMATION

None.


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

---------------- ------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                                                     DESCRIPTION
---------------- ------------------------------------------------------------------------------------------------
4.1*             Form of Stock Purchase Warrant dated September 27, 2002 between AJW Partners, LLC, New
---------------- ------------------------------------------------------------------------------------------------
4.2*             Form of Secured Convertible Debenture dated September 27, 2002 between AJW Partners, LLC, New
                 Millennium Capital Partners II, LLC and Insynq, Inc.
---------------- ------------------------------------------------------------------------------------------------
4.3*             Form of Securities Purchase Agreement dated September 27, 2002 between AJW Partners, LLC, New
                 Millennium Capital Partners II, LLC and Insynq, Inc.
---------------- ------------------------------------------------------------------------------------------------
4.4*             Form of Registration Rights Agreement dated September 27, 2002 between AJW Partners, LLC, New
                 Millennium Capital Partners II, LLC and Insynq, Inc.
---------------- ------------------------------------------------------------------------------------------------
99.1*            Certification of the Chief Executive Officer of Insynq, Inc. Pursuant to 18 U.S.C. Section
                 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
---------------- ------------------------------------------------------------------------------------------------
99.2*            Certification of the Treasurer of Insynq, Inc. Pursuant to 18 U.S.C. Section 1350, As Adopted
                 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
---------------- ------------------------------------------------------------------------------------------------

*  filed herewith

(b) Reports on Form 8-K

         The following reports on Form 8-K were filed during the three months ended August 31, 2002:

         (1) On June 16, 2002, we filed a Current Report on Form 8-K reporting the resignation of Don Kaplan as our board of director.

         (2) On July 17, 2002, we filed a Current Report on Form 8-K reporting the resignation of Steve Smith as our interim chief financial officer.

         (3) On July 25, 2002, we filed a Current Report on Form 8-K reporting the removal of Grant Thornton LLP and the approval of Weinberg and Co., PA as our new accountants.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 10-QSB and has duly caused this Quarterly Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on October 18, 2002.

                                            INSYNQ, INC.

                                            By: /s/ John P. Gorst
                                                ------------------
                                                John P. Gorst
                                                Chief Executive Officer



                                            By:/s/ M. Carroll Benton
                                               ----------------------
                                               M. Carroll Benton
                                               Secretary and Treasurer


                                    EXHIBIT E

                             INSYNQ MANAGEMENT, INC.

                             2000 Executive Officer
                            Long Term Incentive Plan

I.       GENERAL

1. Purpose. The Insynq, Inc. 2000 Executive Officer Long Term Incentive Plan (the "Plan") has been established by Insynq, Inc. (the "Company") to:

(a)      attract and retain executive employees of the Company (the
         "Participants");

(b) motivate the Participants by means of appropriate incentives to achieve long-range goals;

(c) provide incentive compensation opportunities that are competitive with those of comparable corporations; and

(d) further identify Participants' interests with those of the Company's other shareholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries (if any), including the growth in value of the Company's equity and enhancement of long-term shareholder return.

2. Effective Date. Subject to the approval of the holders of a majority of the voting Stock of the Company, the Plan shall be effective as of February 20, 2000, provided, however, that awards made under the Plan prior to such approval of the Plan by stockholders of the Company are contingent on such approval of the Plan by the stockholders of the Company and shall be null and void if such approval of the stockholders of the Company is withheld. The Plan shall terminate on February 20, 2010, the tenth anniversary of the Plan's effective date.

3.       Definitions. The following definitions are applicable to the Plan.

(a) "Award Agreement" means a written agreement between the Company and a Participant documenting an award under this Plan.

(b)      "Board" means the Board of Directors of the Company.

(c)      "Change of Control" has the meaning ascribed to it in Section 1.11.

(d)      "Code" means the Internal Revenue Code of 1986, as amended.

(e)      "Committee" means the Compensation Committee of the Board.

(f) "Disabled" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

(g) "Fair Market Value" of any share of Stock means (i) if the Stock is listed on a national securities exchange, the closing price on the Stock on a given date; (ii) if the Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Stock on a given date; and (iii) if the Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

(h) "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

(i) "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

(j) "Participant" means (i) any regular full-time employee of the Company or any Subsidiary (meaning an employee who works twenty (20) hours or more per week) who is selected by the Committee to participate in the Plan, or (ii) any consultant, independent contractor or director of the Company or any Subsidiary.

(k)      "Performance Award" has the meaning ascribed to it in Article VI.

(l)      "Performance Period" has the meaning ascribed to it in Article VI.

(m) "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns fifty percent (50%) or more of the total combined voting power of all classes of securities that are entitled to vote.

(n)      "Restricted Period" has the meaning ascribed to it in Article V.

(o)      "Restricted Stock" has the meaning ascribed to it in Article V.

(p) "Retirement" means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) termination of employment because a participant becomes Disabled; or
         (iii) termination of employment voluntarily with the consent of the Company (of which the Board shall be the sole judge).

(q) "Stock" means the Class A Common Stock, $0.001 par value per share, of Insynq, Inc.

(r) "Stock Appreciation Right" means the right of a holder of a Stock Option to receive Stock or cash as described in Article IV.

(s) "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option, a Non-Qualified Option or a Reload Option awarded pursuant to the provisions of the Plan.

(t) "Subsidiary" means any corporation during any period of which fifty percent (50%) or more of the total combined voting power of all classes of securities entitled to vote is owned, directly or indirectly, by the Company.

4. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the provisions of the Plan, the Board will have authority to select employees to receive awards of Stock Options, with or without tandem Stock Appreciation Rights, Performance Awards and/or Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to amend, modify or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the Company's success and such other factors as the Board deems relevant.

         The Board is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan. With respect to persons subject to
Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor rule or statute under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

         The Board, in its discretion, may delegate any or all of its authority, powers and discretion under this Plan to the Committee, and the Board in its discretion may revest any or all such authority, powers and discretion in itself at any time. If any or all of the authority, powers and discretion under this Plan are delegated to the Committee and the Company has registered any of its equity securities under Section 12 of the 1934 Act, the Committee shall consist solely of two or more non-employee directors (as defined in Rule 16b-3 under the 1934 Act) until such time as such other requirements are imposed by applicable law. If appointed, the Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

5. Participation. Subject to the terms and conditions of the Plan, the Board shall determine and designate, from time to time, (i) the full-time employees of the Company and/or its Subsidiaries who will participate in the Plan, and (ii) any consultants, independent contractors or directors of the Company and/or its Subsidiaries who will participate in the Plan. In the discretion of the Board, a Participant may be awarded Stock Options with or without tandem Stock Appreciation Rights, Performance Units or Restricted Stock or any combination thereof, and more than one award may be granted to a Participant; provided, however, that Incentive Stock Options shall not be awarded to Participants who are not employees of the Company. Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

6. Shares Subject to the Plan. The shares of Stock with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of Section 1.10, the number of shares of Stock available under the Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 3,000,000 shares of Common Stock in the aggregate. If, for any reason, any award under the Plan or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the Plan.

7.       Compliance With Applicable Laws and Withholding of Taxes.

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

(b) All awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock that the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option, Performance Unit or Stock Appreciation Right or in connection with an award of Restricted Stock under the Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option, a Performance Unit or a Stock Appreciation Right pursuant to the Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

(c) Upon the disposition (within the meaning of Code Section 424(c)) of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the employee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the employee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

(d) Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the employee or other person receiving shares of Stock in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

8. Transferability. Performance Awards, Incentive Stock Options with or without tandem Stock Appreciation Rights, and, during the period of restriction, Restricted Stock awarded under the Plan are not assignable or transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative.

9. Employee and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary or any director or consultant the right to continue to provide services to the Company or any Subsidiary. No award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to Section 1.7, certificates representing such shares may bear a legend referring to such restrictions.

10. Adjustments to Number of Shares Subject to the Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the Plan, the terms and the number of shares of any outstanding Stock Options, Stock Appreciation Rights, Performance Units and Restricted Stock, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Board in its sole discretion.

11. Business Combinations. In addition to the rights and obligations of the Committee to modify, adjust or accelerate exercisability of outstanding options, in the event that, while any Stock Options, Stock Appreciation Rights, Performance Units or Restricted Shares are outstanding under the Plan, there shall occur (i) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (for purposes of this Section 1.11, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, the existing shareholders of the Company hold less than 51% of the outstanding stock of the Company),
         (ii) a dissolution of the Company, or (iii) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities (any of the foregoing events as described in (i)-(iii) above, a "Change of Control"), then, with respect to each Stock Option, Stock Appreciation Right, Performance Unit and share of Restricted Stock outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the
         Committee:

(a) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the Stock
         Options, Stock Appreciation Rights, Performance Units and Restricted Shares granted under the Plan, or the substitution for such Stock Options, Stock Appreciation Rights, Performance
         Units and Restricted Shares of new Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares granted under the Plan, or the new Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements.

(b) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares granted under the Plan, or for the substitution of equivalent options, rights, units and awards, then (i) each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he or she would otherwise have been entitled to purchase during the entire remaining term of the option; (ii) the holder of any right or unit shall be entitled, immediately prior to the effective date of such transaction, to exercise such right to the extent the related option is or becomes exercisable at such time in accordance with its terms; (iii) all restrictions on any award of Restricted Shares shall lapse, and (iv) any restriction or risk of forfeiture imposed under the Plan shall lapse immediately prior to the effective date of such transaction. The unexercised portion of any option or right shall be deemed cancelled and terminated as of the effective date of such transaction.

12. Agreement With Company. At the time of any awards under the Plan, the Board will require a Participant to enter into an agreement with the Company in a form specified by the Board (the "Award Agreement"), agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.

13. Amendment and Termination of Plan. Subject to the following provisions of this Section 13, the Board may at any time and in any way amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in Section 1.10, no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or its successor rule or statute, the Code or any exchange or market system on which the Stock is listed at the time such amendment is adopted. No amendment, suspension or termination of the Plan shall alter or impair any Stock Option with or without tandem Stock Appreciation Right, Performance Award or share of Restricted Stock previously awarded under the Plan without the consent of the holder thereof.

II.      INCENTIVE STOCK OPTIONS

1. Definition. The award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Article II.

2. Eligibility. The Board shall designate the Participants to whom Incentive Stock Options, as described in Code Section 422(b) or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options may be awarded only to employees. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

3. Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Board, provided, however, that in no event shall such price be less than the greater of (i) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (ii) the par value of a share of Stock on such date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

4. Exercise. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. In addition, if permitted by the Board or the terms of the Award Agreement evidencing such Stock Option, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Incentive Stock Options in cash or through delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the date of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Incentive Stock Options. A Participant's payment of the purchase price in connection with the exercise of an Incentive Stock Option through delivery of share of Stock ("ISO Stock") that were acquired through the exercise of an Incentive Stock Option and that have not been held for more than one year will be considered a disposition (within the meaning of Code
         Section 422(c)) of ISO Stock, resulting in the disqualification of the ISO Stock from treatment as an Incentive Stock Option under Code
         Section 422, and the Participant's recognition of ordinary income. Participants should consult with their tax advisors prior to electing to exercise an Incentive Stock Option by this method.

5. Option Expiration Date. Unless otherwise provided by the Award Agreement, the "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a) the date that is ten (10) years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is five (5) years after the date on which the Incentive Stock Option is awarded);

(b) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

                  (c) thirty (30) days following the date that the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled. All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

6. Reload Options. The Committee may, in its discretion, provide in the terms of any Award Agreement that if the Participant delivers shares of Stock already owned or to be received upon exercise of the Option in full or partial payment of the option price, or in full or partial payment of the tax withholding obligations incurred on account of the exercise of the Option, the Optionee shall automatically and immediately upon such exercise be granted an additional option (a "Reload Option") to purchase the number of shares of Stock delivered by the Optionee to the Company, on such terms and conditions as the Committee may determine under the terms of the Plan. Notwithstanding the preceding, the purchase price of shares of Stock acquired under a Reload Option shall be not less than the Fair Market Value of a share of Stock on the date the Reload Option is issued.

III. NON-QUALIFIED STOCK OPTIONS

1. Definition. The award of a Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Article III.

2. Eligibility. The Board shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.

3. Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Board; provided, however, that in no event shall such price be less than the Fair Market Value of a share of Stock as of the Option Date.

4. Exercise. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. In addition, unless restricted by the Board, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Non-Qualified Stock Options in cash or through the constructive delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Non-Qualified Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by the Board, the purchase price, in whole or in part, of shares of Stock purchased upon the exercise of Non-Qualified Options through the Company's withholding of shares of Stock (valued at Fair Market Value as of the day of exercise) that would otherwise by issuable upon exercise of such options equivalent to the purchase price of such Non-Qualified Stock Options and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto.

5. Option Expiration Date. Unless otherwise provided in a Participant's Award Agreement, the "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

                  (a) the date that is one (1) year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

                  (b) thirty (30) days following the date that the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

6. Reload Options. The Committee may, in its discretion, provide in the terms of any Award Agreement that if the Participant delivers shares of Stock already owned or to be received upon exercise of the Option in full or partial payment of the option price, or in full or partial payment of the tax withholding obligations incurred on account of the exercise of the Option, the Optionee shall automatically and immediately upon such exercise be granted a Reload Option to purchase the number of shares of Stock delivered by the Optionee to the Company, on such terms and conditions as the Committee may determine under the terms of the Plan. Notwithstanding the preceding, the purchase price of shares of Stock acquired under a Reload Option shall be not less than the Fair Market Value of a share of Stock on the date the Reload Option is issued.

IV. STOCK APPRECIATION RIGHTS

1. Definition. A Stock Appreciation Right is an award that may or may not be granted in tandem with a Non-Qualified Stock Option or Incentive Stock Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of the shares of option Stock at the time of exercise of the Stock Appreciation Right and the option price, subject to the applicable terms and conditions of the tandem options and the following provisions of this
Article IV.

2. Eligibility. The Board may, in its discretion, award Stock Appreciation Right under this Article IV concurrent with, or subsequent to, the award of the option.

3. Exercise. A Stock Appreciation Right shall entitle the holder of a Stock Option to receive, upon the exercise of the Stock Appreciation Right, shares of Stock (valued at their Fair Market Value at the time of exercise), cash or a combination thereof, in the discretion of the Board, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the purchase price of the Stock Appreciation Right, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Participant's Award Agreement. If granted in tandem with an option, the exercise of a Stock Appreciation Right will result in the surrender of the related Incentive Stock Option or Non-Qualified Stock Option and, unless otherwise provided by the Board in its sole discretion, the exercise of a Stock Option will result in the surrender of a related Stock Appreciation Right, if any.

4. Expiration Date. The "Expiration Date" with respect to a Stock Appreciation Right shall be determined by the Board and documented in the Participant's Award Agreement, and if granted in tandem with an option, shall be not later than the Expiration Date for the related Stock Option. If neither the right nor the related Stock Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash.

V. RESTRICTED STOCK

1. Definition. Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Board.

2. Eligibility. The Board shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award.

         3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Participant's Award Agreement.

                  (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten (10) years or such shorter period as the Board may determine, but not less than one (1) year, after the time of the award of such stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

                  (b) The Board may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one (1) year.

                  (c) Except as otherwise determined by the Board in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

                  (d) Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Insynq, Inc. 2000 Stock Incentive Plan and an agreement entered into between the registered owner and Insynq, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Insynq, Inc. in Tacoma, Washington.

                  (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

VI. PERFORMANCE UNITS

1. Definition. Performance Units are awards to Participants who may receive value for the units at the end of a Performance Period. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.
2. Eligibility. The Board shall designate the Participants to whom Performance Units are to be awarded, and the number of units to be the subject of such awards.

3. Terms and Conditions of Awards. For each Participant, the Board will determine the timing of awards; the number of units awarded; the value of units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Participant's Award Agreement.

4. Payment. The Board will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Board shall provide. The Board will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units valued when awarded in shares of Stock, one share of Stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (i) the Fair Market Value of a share of Stock at the end of the Performance Period or (ii) the Fair Market Value of the Stock averaged for a number of days determined by the Board. For Performance Units valued when awarded in cash, the value of each unit earned will be paid in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (i) the Fair Market Value of a share of Stock at the end of the Performance Period or (ii) the Fair Market Value of a share of Stock averaged for a number of days determined by the Board.

5. Retirement, Death or Termination. A Participant whose employment with the Company and Related Companies terminates during a performance period because of Retirement or death shall be entitled to the prorated value of earned Performance Units, issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months employed during the period to the total months of the performance period. If the Participant's employment with the Company and Related Companies terminates during a performance period for any reason other than Retirement or death, the Performance Units issued with respect to that performance period will be forfeited on the date his employment with the Company and Related Companies terminates. Notwithstanding the foregoing provisions of this Part VI, if a Participant's employment with the Company and Related Companies terminates before the end of the Performance Period with respect to any Performance Units awarded to him, the Board may determine that the Participant will be entitled to receive all or any portion of the units that he or she would otherwise receive, and may accelerate the determination and payment of the value of such units or make such other adjustments as the Board, in its sole discretion, deems desirable.


                                    EXHIBIT F

                                  INSYNQ, INC.
                          2000 Long Term Incentive Plan

VII.     GENERAL

1. Purpose. The Insynq, Inc. 2000 Long Term Incentive Plan (the "Plan") has been established by Insynq, Inc. (the "Company") to:

(a) attract and retain key executive and managerial employees of the Company;

(b)      attract and retain directors, independent contractors and consultants;

(c) motivate Participants by means of appropriate incentives to achieve long-range goals;

(d) provide incentive compensation opportunities that are competitive with those of comparable corporations; and

(e) further identify Participants' interests with those of the Company's other shareholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries (if any), including the growth in value of the Company's equity and enhancement of long-term shareholder return.

2. Effective Date. Subject to the approval of the holders of a majority of the voting Stock of the Company, the Plan shall be effective as of February 20, 2000, provided, however, that awards made under the Plan prior to such approval of the Plan by stockholders of the Company are contingent on such approval of the Plan by the stockholders of the Company and shall be null and void if such approval of the stockholders of the Company is withheld. The Plan shall terminate on February 20, 2010, the tenth anniversary of the Plan's effective date.

3.       Definitions. The following definitions are applicable to the Plan.

(a) "Award Agreement" means a written agreement between the Company and a Participant documenting an award under this Plan.

(b)      "Board" means the Board of Directors of the Company.

(c)      "Change of Control" has the meaning ascribed to it in Section 1.11.

(d)      "Code" means the Internal Revenue Code of 1986, as amended.

(e)      "Committee" means the Compensation Committee of the Board.

(f) "Disabled" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

(g) "Fair Market Value" of any share of Stock means (i) if the Stock is listed on a national securities exchange, the closing price on the Stock on a given date; (ii) if the Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Stock on a given date; and (iii) if the Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

(h) "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

(i) "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

(j) "Participant" means (i) any regular full-time employee of the Company or any Subsidiary (meaning an employee who works twenty (20) hours or more per week) who is selected by the Committee to participate in the Plan, or (ii) any consultant, independent contractor or director of the Company or any Subsidiary.

(k)      "Performance Award" has the meaning ascribed to it in Article VI.

(l)      "Performance Period" has the meaning ascribed to it in Article VI.

(m) "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns fifty percent (50%) or more of the total combined voting power of all classes of securities that are entitled to vote.

(n)      "Restricted Period" has the meaning ascribed to it in Article V.

(o)      "Restricted Stock" has the meaning ascribed to it in Article V.

(p) "Retirement" means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) termination of employment because a participant becomes Disabled; or
         (iii) termination of employment voluntarily with the consent of the Company (of which the Board shall be the sole judge).

(q) "Stock" means the common stock, $.001 par value per share, of Insynq, Inc.

(r) "Stock Appreciation Right" means the right of a holder of a Stock Option to receive Stock or cash as described in Article IV.

(s) "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option, a Non-Qualified Option or a Reload Option awarded pursuant to the provisions of the Plan.

(t) "Subsidiary" means any corporation during any period of which fifty percent (50%) or more of the total combined voting power of all classes of securities entitled to vote is owned, directly or indirectly, by the Company.

4. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the provisions of the Plan, the Board will have authority to select employees to receive awards of Stock Options, with or without tandem Stock Appreciation Rights, Performance Awards and/or Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to amend, modify or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the Company's success and such other factors as the Board deems relevant.

         The Board is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan. With respect to persons subject to
Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor rule or statute under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

         The Board, in its discretion, may delegate any or all of its authority, powers and discretion under this Plan to the Committee, and the Board in its discretion may revest any or all such authority, powers and discretion in itself at any time. If any or all of the authority, powers and discretion under this Plan are delegated to the Committee and the Company has registered any of its equity securities under Section 12 of the 1934 Act, the Committee shall consist solely of two or more non-employee directors (as defined in Rule 16b-3 under the 1934 Act) until such time as such other requirements are imposed by applicable law. If appointed, the Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

5. Participation. Subject to the terms and conditions of the Plan, the Board shall determine and designate, from time to time, (i) the full-time employees of the Company and/or its Subsidiaries who will participate in the Plan, and (ii) any consultants, independent contractors or directors of the Company and/or its Subsidiaries who will participate in the Plan. In the discretion of the Board, a Participant may be awarded Stock Options with or without tandem Stock Appreciation Rights, Performance Units or Restricted Stock or any combination thereof, and more than one award may be granted to a Participant; provided, however, that Incentive Stock Options shall not be awarded to Participants who are not employees of the Company. Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

6. Shares Subject to the Plan. The shares of Stock with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of Section 1.10, the number of shares of Stock available under the Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 2,000,000 shares in the aggregate. If, for any reason, any award under the Plan or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the Plan.

7.       Compliance With Applicable Laws and Withholding of Taxes.

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

(b) All awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock that the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option, Performance Unit or Stock Appreciation Right or in connection with an award of Restricted Stock under the Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option, a Performance Unit or a Stock Appreciation Right pursuant to the Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

(c) Upon the disposition (within the meaning of Code Section 424(c)) of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the employee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the employee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

(d) Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the employee or other person receiving shares of Stock in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

8. Transferability. Performance Awards, Incentive Stock Options with or without tandem Stock Appreciation Rights, and, during the period of restriction, Restricted Stock awarded under the Plan are not assignable or transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative.

9. Employee and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary or any director or consultant the right to continue to provide services to the Company or any Subsidiary. No award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to Section 1.7, certificates representing such shares may bear a legend referring to such restrictions.

10. Adjustments to Number of Shares Subject to the Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the Plan, the terms and the number of shares of any outstanding Stock Options, Stock Appreciation Rights, Performance Units and Restricted Stock, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Board in its sole discretion.

11. Business Combinations. In addition to the rights and obligations of the Committee to modify, adjust or accelerate exercisability of outstanding options, in the event that, while any Stock Options, Stock Appreciation Rights, Performance Units or Restricted Shares are outstanding under the Plan, there shall occur (i) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (for purposes of this Section 1.11, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, the existing shareholders of the Company hold less than 51% of the outstanding stock of the Company),
         (ii) a dissolution of the Company, or (iii) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities (any of the foregoing events as described in (i)-(iii) above, a "Change of Control"), then, with respect to each Stock Option, Stock Appreciation Right, Performance Unit and share of Restricted Stock outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the
         Committee:

(a) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the Stock
         Options, Stock Appreciation Rights, Performance Units and Restricted Shares granted under the Plan, or the substitution for such Stock Options, Stock Appreciation Rights, Performance
         Units and Restricted Shares of new Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares granted under the Plan, or the new Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements.

(b) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the Stock Options, Stock Appreciation Rights, Performance Units and Restricted Shares granted under the Plan, or for the substitution of equivalent options, rights, units and awards, then (i) each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he or she would otherwise have been entitled to purchase during the entire remaining term of the option; (ii) the holder of any right or unit shall be entitled, immediately prior to the effective date of such transaction, to exercise such right to the extent the related option is or becomes exercisable at such time in accordance with its terms; (iii) all restrictions on any award of Restricted Shares shall lapse, and (iv) any restriction or risk of forfeiture imposed under the Plan shall lapse immediately prior to the effective date of such transaction. The unexercised portion of any option or right shall be deemed cancelled and terminated as of the effective date of such transaction.

12. Agreement With Company. At the time of any awards under the Plan, the Board will require a Participant to enter into an agreement with the Company in a form specified by the Board (the "Award Agreement"), agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.

13. Amendment and Termination of Plan. Subject to the following provisions of this Section 13, the Board may at any time and in any way amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in Section 1.10, no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or its successor rule or statute, the Code or any exchange or market system on which the Stock is listed at the time such amendment is adopted. No amendment, suspension or termination of the Plan shall alter or impair any Stock Option with or without tandem Stock Appreciation Right, Performance Award or share of Restricted Stock previously awarded under the Plan without the consent of the holder thereof.

VIII.    INCENTIVE STOCK OPTIONS

1. Definition. The award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Article II.

2. Eligibility. The Board shall designate the Participants to whom Incentive Stock Options, as described in Code Section 422(b) or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options may be awarded only to employees. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

3. Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Board, provided, however, that in no event shall such price be less than the greater of (i) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (ii) the par value of a share of Stock on such date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

4. Exercise. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. In addition, if permitted by the Board or the terms of the Award Agreement evidencing such Stock Option, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Incentive Stock Options in cash or through delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the date of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Incentive Stock Options. A Participant's payment of the purchase price in connection with the exercise of an Incentive Stock Option through delivery of share of Stock ("ISO Stock") that were acquired through the exercise of an Incentive Stock Option and that have not been held for more than one year will be considered a disposition (within the meaning of Code
         Section 422(c)) of ISO Stock, resulting in the disqualification of the ISO Stock from treatment as an Incentive Stock Option under Code
         Section 422, and the Participant's recognition of ordinary income. Participants should consult with their tax advisors prior to electing to exercise an Incentive Stock Option by this method.

5. Option Expiration Date. Unless otherwise provided by the Award Agreement, the "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a) the date that is ten (10) years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is five (5) years after the date on which the Incentive Stock Option is awarded);

(b) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

                  (c) thirty (30) days following the date that the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled. All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

6. Reload Options. The Committee may, in its discretion, provide in the terms of any Award Agreement that if the Participant delivers shares of Stock already owned or to be received upon exercise of the Option in full or partial payment of the option price, or in full or partial payment of the tax withholding obligations incurred on account of the exercise of the Option, the Optionee shall automatically and immediately upon such exercise be granted an additional option (a "Reload Option") to purchase the number of shares of Stock delivered by the Optionee to the Company, on such terms and conditions as the Committee may determine under the terms of the Plan. Notwithstanding the preceding, the purchase price of shares of Stock acquired under a Reload Option shall be not less than the Fair Market Value of a share of Stock on the date the Reload Option is issued.

IX. NON-QUALIFIED STOCK OPTIONS

1. Definition. The award of a Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Article III.

2. Eligibility. The Board shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.

         3. Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Board; provided, however, that in no event shall such price for Non-Qualified Stock Options issued to Employees and Directors be less than the Fair Market Value of a share of Stock as of the Option Date; the purchase price of a share of Stock issued to a consultant may be less than Fair Market Value."

         4. Exercise. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. In addition, unless restricted by the Board, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Non-Qualified Stock Options in cash or through the constructive delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Non-Qualified Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by the Board, the purchase price, in whole or in part, of shares of Stock purchased upon the exercise of Non-Qualified Options through the Company's withholding of shares of Stock (valued at Fair Market Value as of the day of exercise) that would otherwise by issuable upon exercise of such options equivalent to the purchase price of such Non-Qualified Stock Options and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto.

         5. Option Expiration Date. Unless otherwise provided in a Participant's Award Agreement, the "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

                  (a) the date that is one (1) year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

                  (b) thirty (30) days following the date that the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

         6. Reload Options. The Committee may, in its discretion, provide in the terms of any Award Agreement that if the Participant delivers shares of Stock already owned or to be received upon exercise of the Option in full or partial payment of the option price, or in full or partial payment of the tax withholding obligations incurred on account of the exercise of the Option, the Optionee shall automatically and immediately upon such exercise be granted a Reload Option to purchase the number of shares of Stock delivered by the Optionee to the Company, on such terms and conditions as the Committee may determine under the terms of the Plan. Notwithstanding the preceding, the purchase price of shares of Stock acquired under a Reload Option shall be not less than the Fair Market Value of a share of Stock on the date the Reload Option is issued.

X. STOCK APPRECIATION RIGHTS

1. Definition. A Stock Appreciation Right is an award that may or may not be granted in tandem with a Non-Qualified Stock Option or Incentive Stock Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of the shares of option Stock at the time of exercise of the Stock Appreciation Right and the option price, subject to the applicable terms and conditions of the tandem options and the following provisions of this
Article IV.

2. Eligibility. The Board may, in its discretion, award Stock Appreciation Right under this Article IV concurrent with, or subsequent to, the award of the option.

3. Exercise. A Stock Appreciation Right shall entitle the holder of a Stock Option to receive, upon the exercise of the Stock Appreciation Right, shares of Stock (valued at their Fair Market Value at the time of exercise), cash or a combination thereof, in the discretion of the Board, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the purchase price of the Stock Appreciation Right, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Participant's Award Agreement. If granted in tandem with an option, the exercise of a Stock Appreciation Right will result in the surrender of the related Incentive Stock Option or Non-Qualified Stock Option and, unless otherwise provided by the Board in its sole discretion, the exercise of a Stock Option will result in the surrender of a related Stock Appreciation Right, if any.

4. Expiration Date. The "Expiration Date" with respect to a Stock Appreciation Right shall be determined by the Board and documented in the Participant's Award Agreement, and if granted in tandem with an option, shall be not later than the Expiration Date for the related Stock Option. If neither the right nor the related Stock Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash.

XI. RESTRICTED STOCK

1. Definition. Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Board.

2. Eligibility. The Board shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award.

         3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Participant's Award Agreement.

                  (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten (10) years or such shorter period as the Board may determine, but not less than one (1) year, after the time of the award of such stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

                  (b) The Board may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one (1) year.

                  (c) Except as otherwise determined by the Board in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

                  (d) Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Insynq, Inc. 2000 Stock Incentive Plan and an agreement entered into between the registered owner and Insynq, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Insynq, Inc. in Tacoma, Washington.

                  (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

XII. PERFORMANCE UNITS

1. Definition. Performance Units are awards to Participants who may receive value for the units at the end of a Performance Period. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

2. Eligibility. The Board shall designate the Participants to whom Performance Units are to be awarded, and the number of units to be the subject of such awards.

3. Terms and Conditions of Awards. For each Participant, the Board will determine the timing of awards; the number of units awarded; the value of units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Participant's Award Agreement.

4. Payment. The Board will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Board shall provide. The Board will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units valued when awarded in shares of Stock, one share of Stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (i) the Fair Market Value of a share of Stock at the end of the Performance Period or (ii) the Fair Market Value of the Stock averaged for a number of days determined by the Board. For Performance Units valued when awarded in cash, the value of each unit earned will be paid in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (i) the Fair Market Value of a share of Stock at the end of the Performance Period or (ii) the Fair Market Value of a share of Stock averaged for a number of days determined by the Board.

5. Retirement, Death or Termination. A Participant whose employment with the Company and Related Companies terminates during a performance period because of Retirement or death shall be entitled to the prorated value of earned Performance Units, issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months employed during the period to the total months of the performance period. If the Participant's employment with the Company and Related Companies terminates during a performance period for any reason other than Retirement or death, the Performance Units issued with respect to that performance period will be forfeited on the date his employment with the Company and Related Companies terminates. Notwithstanding the foregoing provisions of this Part VI, if a Participant's employment with the Company and Related Companies terminates before the end of the Performance Period with respect to any Performance Units awarded to him, the Board may determine that the Participant will be entitled to receive all or any portion of the units that he or she would otherwise receive, and may accelerate the determination and payment of the value of such units or make such other adjustments as the Board, in its sole discretion, deems desirable.